                                                                   Exhibit 10.31

              PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS



                                    BETWEEN



                                   HIHC, LLC
                                  RAJNI PATEL
                                  ANAND PATEL

                                  AS SELLERS


                                      AND


                      AMERICAN GENERAL HOSPITALITY, INC.

                                 AS PURCHASER



                          HOLIDAY INN - HOTEL CIRCLE

                               TABLE OF CONTENTS
                               -----------------



ARTICLE                              DESCRIPTION                                    PAGE NO.
- -------                              -----------                                    --------

                 PARTIES...........................................................    1

                 RECITALS..........................................................    1

    I            DEFINITIONS.......................................................    1

    II           SALE AND PURCHASE OF PROPERTY.....................................    5

                 2.1    Purchase of Property.......................................    5
                 2.2    Purchase Price and Terms of Payment........................    6
                 2.3    Assumption of Contracts and Leases.........................    7
                 2.4    Liquor License, Alcoholic Beverages, Food Inventory
                           and Restaurant Equipment................................    7

    III          ESCROW............................................................    7

                 3.1    Opening of Escrow..........................................    7
                 3.2    Escrow Holder's General Provisions.........................    7
                 3.3    Additional Escrow Holder Requirements......................    8
                 3.4    Deposit of Funds...........................................    8
                 3.5    Release of Funds by Escrow Holder..........................    8
                 3.6    Delivery of Documents and Funds; Consent of Sellers........    8

    IV           CONDITION OF TITLE................................................    9

                 4.1    Title Commitment...........................................    9
                 4.2    Title Insurance Policy.....................................    9
                 4.3    Voluntary Encumbrances.....................................   10
                 4.4    Other Encumbrances.........................................   10
                 4.5    Inspection.................................................   11
                 4.6    Notice of Non-Satisfaction.................................   12
                 4.7    Condition of the Real Property.............................   13

    V          CLOSING     ......................................................   16

               5.1    Closing Date...............................................   16
               5.2    Action Prior to the Close of Escrow by Sellers.............   17
               5.3    Action Prior to the Close of Escrow by Purchaser...........   18
               5.4    Recording of Grant Deed....................................   18
               5.5    Prorations.................................................   18
               5.6    Guest Property.............................................   20
               5.7    Closing Costs..............................................   20
               5.8    Distribution of Funds and Documents Following
                         Close of Escrow.........................................   21
               5.9    Possession.................................................   22

    VI         ADDITIONAL COVENANTS AND INDEMNITIES..............................   22

               6.1    Purchaser's Covenants and Indemnities......................   22
               6.2    Sellers' Covenants and Indemnities.........................   23
               6.3    Employee Matters...........................................   24
               6.4    Hart-Scott Rodino Filing...................................   25

    VII        REPRESENTATIONS AND WARRANTIES....................................   26

               7.1    By Purchaser...............................................   26
               7.2    By Sellers.................................................   27

    VIII       CONDITIONS PRECEDENT TO CLOSE OF ESCROW...........................   29

               8.1    Conditions to Sellers' Obligations.........................   29
               8.2    Conditions to Purchaser's Obligations......................   29

    IX         LIQUIDATED DAMAGES................................................   30

               9.1    Purchaser's Breach.........................................   30
               9.2    Sellers' Breach............................................   30

    X          BROKERS...........................................................   31

    XI         NOTICES...........................................................   31

    XII        MISCELLANEOUS.....................................................   33

               12.1   Governing Law..............................................   33
               12.2   Attorneys' Fees............................................   33

                         12.3   Exhibits and Schedules a Part of this Agreement............   33
                         12.4   Counterparts...............................................   33
                         12.5   Assignment.................................................   33
                         12.6   IRS - Form 1099-S..........................................   33
                         12.7   Successors and Assigns.....................................   34
                         12.8   Time is of the Essence.....................................   34
                         12.9   Entire Agreement...........................................   34
                         12.10  Further Assurances.........................................   34
                         12.11  Waiver.....................................................   34
                         12.12  Headings...................................................   34
                         12.13  Risk of Loss...............................................   34
                         12.14  Bulk Sales Law.............................................   35
                         12.15  Construction of Agreement..................................   35
                         12.16  Tax Deferred Exchange......................................   36
                         12.17  Arbitration................................................   36
                         12.18  No Public Disclosure.......................................   37
                         12.19  Covenants, Representations and Warranties..................   37

    XIII                 EXECUTION.........................................................   37


                         Exhibit "A"  --  Land Legal Description
                         Schedule "B" --  Leases
                         Schedule "C" --  Percentage Interests
                         Exhibit "D"  --  Liquor Transfer Agreement
                         Exhibit "E"  --  Acceptance Letter and General Provisions
                         Exhibit "F"  --  Grant Deed
                         Exhibit "G"  --  Bill of Sale
                         Exhibit "H"  --  Assignment of Intangible Property
                         Exhibit "I"  --  Assignment and Assumption of Contracts and Leases


The exhibits and/or schedules of Exhibit 10.31, set forth herein have not been included as exhibits to the Registration Statement. The Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit upon request.

              PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS
              ---------------------------------------------------


     This PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS ("Agreement") is
                                                                ---------
dated this 24th day of April, 1996, and is made by and among HIHC, LLC, a California limited liability company, RAJNI PATEL, an individual domiciled in the State of California, and ANAND PATEL, an individual domiciled in the State of South Carolina (individually a "SELLER" and collectively "SELLERS"), and
                                   ------                    -------
AMERICAN GENERAL HOSPITALITY, INC., a Texas corporation ("PURCHASER").
                                                          ---------

                                   RECITALS
                                   --------

     A. SELLERS are all of the owners of certain real property located in the City of San Diego, County of San Diego, State of California, more specifically located at and commonly known as 595 Hotel Circle South, San Diego, California 92108, on which are constructed certain improvements in, by, and through which is operated a hotel and hospitality business under the name of "Holiday Inn - Hotel Circle."

     B. Subject to the terms and conditions below, SELLERS desire to sell, assign, transfer, convey and deliver to PURCHASER, and PURCHASER desires to acquire, the Property (as defined hereinbelow), together with all rights, benefits, privileges and appurtenances pertaining thereto, for such consideration as is referred to below.

     NOW THEREFORE, for valuable consideration, including the promises, covenants, representations and warranties hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally and equitably bound, agree as set forth hereinbelow.

                                      I.

                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the meanings ascribed to them below:

     (a)  "ALCOHOLIC BEVERAGES."  All unopened wine, beer and other alcoholic
           -------------------
beverages located at the Real Property and held for sale in the operation of the Hotel.

     (b)  "ASSIGNMENT OF CONTRACTS AND LEASES."  As set forth in Section 5.2(d)
           ----------------------------------
below.

     (c)  "ASSIGNMENT OF INTANGIBLES."  As set forth in Section 5.2(c) below.
           -------------------------

     (d)  "BILL OF SALE."  As set forth in Section 5.2(b) below.
           ------------

     (e)  "CASUALTY."  As set forth in Section 12.13(a) below.
           --------

     (f)  "CASUALTY NOTICE."  As set forth in Section 12.13(a) below.
           ---------------

     (g)  "CLOSE OF ESCROW."  As set forth in Section 5.1 below.
           ---------------

     (h)  "CLOSING DATE."  As set forth in Section 5.1 below.
           ------------

     (i)  "CONTRACTS."   All contracts and agreements used and/or executed in
           ---------
connection with the ownership and operation of the Hotel and/or the Property, including, without limitation, the Franchise Agreement, all maintenance and service contracts, all occupancy agreements, all room rental contracts, and all banquet room contracts, but excluding the Management Agreement and the Leases.

     (j)  "COOPERATING PARTY."  As set forth in Section 12.16 below.
           -----------------

     (k)  "CUT-OFF TIME."  As set forth in Section 5.5.4 below.
           ------------

     (l)  "EARNEST MONEY DEPOSIT."  As set forth in Section 2.2.1 below.
           ---------------------

     (m)  "ENVIRONMENTAL DAMAGES."  As set forth in Section 4.7(g) below.
           ---------------------

     (n)  "ENVIRONMENTAL REQUIREMENTS."  As set forth in Section 4.7(h) below.
           --------------------------

     (o)  "ESCROW."  As set forth in Section 3.1 below.
           ------

     (p)  "ESCROW HOLDER."  Heritage Escrow Company of Orange County, Attention:
           -------------
Janet Tilbury, 4010 Barranca Parkway, Suite 120, Irvine, California 92714, Telephone No. (714) 651-9000, Telecopier No. (714) 651-8037.

     (q)  "ESTIMATED RENOVATION COST."  As set forth in Section 12.13(a) below.
           -------------------------

     (r)  "EXCHANGOR."  As set forth in Section 12.16 below.
           ---------

     (s)  "FOOD INVENTORY."  All food, food stuffs, menu stock and non-alcoholic
           --------------
beverages located at the Real Property and held for sale in the operation of the Hotel.

     (t)  "GOOD FUNDS."  A deposit of cash, cashier's check, certified funds, or
           ----------
confirmed wire transfer of funds.

     (u)  "GRANT DEED."  As set forth in Section 5.2(a) below.
           ----------

     (v)  "HART-SCOTT-RODINO."  The Hart-Scott-Rodino Antitrust Improvements Act
           -----------------
of 1976.

     (w)  "HAZARDOUS MATERIALS."  As set forth in Section 4.3(i) below.
           -------------------

     (x)  "HOLIDAY INN FRANCHISE AGREEMENT."  That certain Franchise Agreement
           -------------------------------
dated _______________________ between Holiday Inns, as franchisor, and UKA Partnership, a California general partnership, as franchisee, affecting the Hotel.

     (y)  "HOTEL."  The hospitality business (including restaurant and lounge
           -----
services and businesses) operated and conducted by SELLERS and/or UKA on the Real Property.

     (z)  "IMPROVEMENTS."  The buildings, structures, and other permanent
           ------------
improvements located on the Land, including, without limitation, electrical distribution systems, HVAC systems, parking lots, walkways, driveways, plumbing, swimming pool, lighting, signage (to the extent affixed to the Land or any building thereon) and mechanical equipment, and fixtures installed thereon, and all rights, benefits and privileges appurtenant thereto.

     (aa) "INSPECTION PERIOD."  As set forth in Section 4.5 below.
           -----------------

     (bb) "INTANGIBLE PROPERTY."  All (i) fictitious business names and logos
           -------------------
used in connection with the operation of the Hotel and any part of the Property, but excluding the names "Holiday Inn," "Hotel Circle," and all derivatives thereof, (ii) local (Area Code 619) telephone exchange numbers identified exclusively with the Hotel, (iii) transferable hereditaments, privileges, tenements and appurtenances belonging to the Real Property, and any right or interest in any open or proposed highways, streets, roads, avenues, alleys, easements, strips, gores and rights-of-way in, across, in front of, contiguous to, abutting or adjoining the Real Property, (iv) transferable certificates (including the Certificate of Occupancy for the Real Property), licenses, permits and warranties now in effect with respect to the Property (specifically excluding, however, the Liquor License and the Holiday Inn franchise for the Hotel), and (v) all other intangible property located at the Real Property and used by SELLERS and/or UKA exclusively in connection with the ownership and operation of the Real Property. All refunds and claims for refunds with respect to real property and personal property taxes with respect to the Property for any period prior to the Close of Escrow shall be excluded, and shall not be a part of, the Intangible Property

     (cc) "INTERMEDIARY."  As set forth in Section 12.16 below.
           ------------

     (dd) "INVENTORY."  All operating inventories, materials and supplies used
           ---------
in connection with the operation of the Hotel and located thereat, including, but not limited to, paper goods, brochures, office supplies, stationery, chinaware, glassware, liners, silverware, soap, pool chemicals, and other operational and guest supplies, wherever located, but excluding Alcoholic Beverages and Food Inventory.

     (ee) "LAND."  The land more particularly described on Exhibit "A" attached
           ----                                            -----------
hereto and upon which the Improvements are located, including all easements, rights-of-way, strips, zones, privileges, licenses, appurtenances, and other rights and benefits running with the Land and/or the owner of the Land.

     (ff) "LEASES."  All leases, licenses and concession agreements of Property,
           ------
including, without limitation, equipment leases, and leases and licenses of portions of the Real Property, all of which are listed on Schedule "B" attached
                                                          ------------
to this Agreement, as may be amended by all additional licenses and concession agreements executed by SELLERS and/or UKA on or after the date of this Agreement as permitted hereunder.

     (gg) "LIABILITIES."  As set forth in Section 12.16 below.
           -----------

     (hh) "LIQUOR LICENSE."  All liquor licenses relating to the operation of
           --------------
the restaurant and lounge businesses at the Real Property.

     (ii) "LIQUOR TRANSFER AGREEMENT."  As set forth in Section 2.4 below.
           -------------------------

     (jj) "MANAGEMENT AGREEMENT."  That certain Hotel Management Agreement dated
           --------------------
December 31, 1995, with UKA, as operator, affecting the management and operation of the Hotel.

     (kk) "NON-FOREIGN AFFIDAVIT."  As set forth in Section 5.2(c) below.
           ---------------------

     (ll) "NOTICES."  As set forth in Article XI below.
           -------

     (mm) "OPENING OF ESCROW."  As set forth in Section 3.1 below.
           -----------------

     (nn) "PARTNERSHIP." UKA Partnership, a California general partnership.
           -----------

     (oo) "PERCENTAGE INTEREST" AND "PERCENTAGE INTERESTS."  As set forth on
           ----------------------------------------------
Schedule "C" attached to this Agreement.
- ------------

     (pp) "PERMITTED EXCEPTIONS."  As set forth in Section 4.2 below.
           --------------------

     (qq) "PERSONAL PROPERTY."  All (i) keys and combinations to all doors,
           -----------------
cabinets, enclosures and other locks on or about the Real Property, (ii) furniture, equipment (including office equipment), machinery, tools, trade fixtures and other personal property of whatever kind or type located on the Real Property and used in connection with the operation of the Hotel and/or the Real Property, (iii) files maintained or generated in the course of the Hotel's operation, including, but not limited to, copies of those books, records and files requested by PURCHASER, in writing, on the Close of Escrow, and any customer, mailing or "frequent user" lists maintained in connection with the operation or promotion of the Hotel (excluding financial and accounting records), including those maintained or generated by UKA (except for materials proprietary to UKA and not concerning the Hotel), (iv) all other personal property located at the Real Property with respect to which SELLERS are the owners thereof and which is used by SELLERS and/or UKA exclusively in connection with the ownership and operation of the Hotel and/or the Real Property, and (v) all other rights, benefits and privileges held or enjoyed in respect of the use, management, operation, rental, or maintenance of the Real Property; but excluding, however, (A) Food Inventory and the Alcoholic Beverages, and related items, (B) cash, cash equivalents and accounts receivable, (C) the personal property owned by any tenant or guest on the Real Property, (D) the Restaurant Equipment, (E) the Liquor License, (F) all refunds and claims for refunds for real property and personal property taxes in connection with the Property for any period prior to the Close of Escrow, and (G) all tax and utilities and other deposits.

     (rr) "PROPERTY."  The Land, the Improvements, the Hotel, the Personal
           --------
Property, the Inventory, and the Intangible Property. Notwithstanding any provision to the contrary in this Agreement, "Property" does not include cash, cash equivalents, checks and other funds, including, without limitation, till money, house banks, and notes, securities and other evidence of indebtedness held at the Hotel as of the Cut-Off Time (except as specified in Section 5.5.11 below), nor does it include balances on deposit to the credit of SELLERS or UKA, as SELLERS' agent, with banking institutions, and the same shall be retained by SELLERS on the Close of Escrow.

     (ss) "PURCHASE PRICE."  As set forth in Section 2.2 below.
           --------------

     (tt) "REAL PROPERTY."  The Land and the Improvements.
           -------------

     (uu) "REPORTS.  As set forth in Section 4.3(c) below.
           -------

     (vv) "RESTAURANT EQUIPMENT."  All equipment, furniture, fixtures, utensils,
           --------------------
glassware, silverware and china used in connection with the operation of all restaurants and lounges on the Real Property.

     (ww) "SELLERS' ACCOUNTS RECEIVABLE."  As set forth in Section 6.1 below.
           ----------------------------

     (xx) "TITLE COMMITMENT."  As set forth in Section 4.1 below.
           ----------------

     (yy) "TITLE INSURER."  Chicago Title Company, 925 "B" Street, San Diego,
           -------------
California 92101, Attention:  Ken Cyr, Telephone: (619) 239-6081, Telecopier:
(619) 544-6275.

     (zz) "TITLE POLICY."  As set forth in Section 4.2 below.
           ------------

     (aaa) "UKA."  UKA Hotel Management Company, Inc., a California
            ---
corporation.

     (bbb) "WARN."  As set forth in Section 6.3.5 below.
            ----

                                      II.

                         SALE AND PURCHASE OF PROPERTY
                         -----------------------------

     2.1 PURCHASE OF PROPERTY.  As of the Close of Escrow, and subject to the
         --------------------
terms and conditions of this Agreement, SELLERS shall sell, assign, convey, transfer and deliver to PURCHASER, and PURCHASER shall purchase and acquire from SELLERS, fee title in the Real Property, good marketable title (to the extent of SELLERS' interest) in the Personal Property and the Inventory, and all of SELLER'S right, title and interest in and to the Intangible Property, free and clear of all liens and other encumbrances (other than the Contracts, Leases and the Permitted Exceptions), at the purchase price provided in Section 2.2 below.

     2.2  PURCHASE PRICE AND TERMS OF PAYMENT.  The purchase price for the
          -----------------------------------
Property ("Purchase Price") shall be Nineteen Million Five Hundred Thousand
           --------------
Dollars ($19,500,000), less the purchase price for the Liquor License and the
                       ----
Restaurant Equipment as described hereinbelow, and shall consist of and be paid as follows:

          2.2.1  EARNEST MONEY DEPOSIT.  Within two (2) business days of the
                 ---------------------
execution of this Agreement by PURCHASER, PURCHASER shall deliver to Escrow Holder, in Good Funds, the sum of Two Hundred Thousand Dollars ($200,000) (the "Earnest Money Deposit"). The Earnest Money Deposit shall be held by Escrow
 ---------------------
Holder in accordance with the terms of this Agreement, and shall be released and disbursed to SELLERS (or, if then a party(ies) to this Agreement, SELLERS', or any of their, Intermediaries) in accordance with their Percentage Interests, without further notice, consent or instruction, upon the expiration of the Inspection Period, unless, prior thereto, SELLERS and Escrow Holder receive from
                   ------
PURCHASER written notice that PURCHASER either (a) elects to terminate this Agreement and cancel the Escrow, in which case Escrow Holder shall immediately thereafter return the Earnest Money Deposit (and all accrued interest thereon) to PURCHASER, or (b) objects, in accordance with the provisions of Section 4.6 below, to any item(s) of due diligence (as provided in Section 4.6 below), in which case Escrow Holder shall retain the Earnest Money Deposit, until such time as (i) SELLERS and Escrow Holder receive written notice from PURCHASER that such objection(s) has not been cured by SELLERS (or SELLERS have not committed to cure the same) as, and within the time parameters, provided in Section 4.6 below, and that PURCHASER therefore elects to terminate this Agreement and cancel the Escrow, in which case the Earnest Money Deposit (and all accrued interest thereon) shall be returned to PURCHASER, or (ii) Escrow Holder and PURCHASER receive written notice from SELLERS that all such objections have either (A) been cured by SELLERS, (B) commenced to cure, are committed to cure, and are diligently pursuing such cure by SELLERS, or (C) been waived by PURCHASER, in which case the Earnest Money Deposit shall, two (2) business days thereafter, be released and disbursed by Escrow Holder to SELLERS without further notice, consent or instruction, unless PURCHASER disputes SELLERS' notice, in a writing delivered to Escrow Holder and SELLERS prior to the release of the Earnest Money Deposit, in which case the Earnest Money Deposit shall be retained by Escrow Holder pending receipt by Escrow Holder of either (1) joint instructions from SELLERS and PURCHASER, in which case the Earnest Money Deposit shall be disbursed as provided therein, or (2) SELLERS' written instructions to terminate the Agreement and cancel the Escrow, in which case the Earnest Money Deposit (and all interest thereon) shall be returned to PURCHASER. Upon such release, the Earnest Money Deposit shall be non-refundable to PURCHASER except in the event of a material uncured default by any of SELLERS of their obligations under this Agreement.

          The Earnest Money Deposit shall be applied to the Purchase Price on the Close of Escrow.

          2.2.2  BALANCE OF PURCHASE PRICE. Not later than 11:00 A.M. California
                 -------------------------
time on the date one (1) business day immediately preceding the Closing Date, PURCHASER shall deposit with

Escrow Holder, in Good Funds, the balance of the Purchase Price, reduced or increased by such amounts required to take into account such prorations, credits, costs or other adjustments which are required by this Agreement and which can be computed and determined as of the time for required deposit hereunder.

          2.2.3  ALLOCATION AMONG SELLERS. The Purchase Price, the Earnest Money
                 ------------------------
Deposit, all prorations, and other obligations and liabilities of SELLERS pursuant to this Agreement shall be allocated between and paid to or by SELLERS, as the case may be, in accordance with their Percentage Interests in the Property. All funds so distributed, including, without limitation, the Earnest Money Deposit, and the net balance of the Purchase Price, shall be by separate bank drafts, wire transfers or cashier's checks made payable to each SELLER in an amount equal to its/his Percentage Interest.

     2.3  ASSUMPTION OF CONTRACTS AND LEASES. As additional consideration,
          ----------------------------------
PURCHASER shall, on and as of the Close of Escrow, assume and agree to pay all sums and perform, fulfill and comply with all other covenants and obligations which are to be paid, performed and complied with by SELLERS, on and after the Close of Escrow, under the Contracts, the Leases, and the Holiday Inn Franchise Agreement.

     2.4  LIQUOR LICENSE, ALCOHOLIC BEVERAGES, FOOD INVENTORY AND RESTAURANT
          ------------------------------------------------------------------
EQUIPMENT. The Liquor License, Alcoholic Beverages, Food Inventory and
- ---------
Restaurant Equipment located at the Hotel shall be conveyed to PURCHASER (or its designee) pursuant to a separate purchase and sale agreement (the "Liquor
                                                                   ------
Transfer Agreement") in the form and content attached hereto as Exhibit "D", to
- ------------------                                              -----------
be executed by PURCHASER and UKA concurrently herewith, which shall reflect a purchase price for the Liquor License of Fifteen Thousand Dollars ($15,000), for the Alcoholic Beverages and the Food Inventory a purchase price equal to SELLERS'/UKA's cost thereof, and for the Restaurant Equipment a purchase price equal to the book value thereof as of April 1, 1996.

                                     III.

                                    ESCROW
                                    ------

     3.1  OPENING OF ESCROW.  The parties shall open an escrow (the "Escrow")
          -----------------                                          ------
with Escrow Holder by depositing with Escrow Holder this Agreement, together with Escrow Holder's acceptance letter and instructions, copies of which are attached hereto as Exhibit "E", duly executed by SELLERS and PURCHASER. The
                   -----------
time when Escrow Holder receives and executes a copy of this Agreement fully executed by the parties (in counterpart or otherwise) shall be deemed the

"Opening of Escrow." PURCHASER and SELLERS shall execute and deliver to Escrow
- ------------------
Holder in a timely fashion such instruments and funds as are reasonably necessary to close the Escrow and consummate the sale and purchase of the Property (or the exchange thereof, if applicable) in accordance herewith.

     3.2  ESCROW HOLDER'S GENERAL PROVISIONS.  Escrow Holder's standard escrow
          ----------------------------------
"General Provisions" are attached hereto as Exhibit "E".  In the event of any
- -------------------                         -----------
conflict between the provisions of the typed portion of this Agreement and the General Provisions, the provisions of the typed portion of this Agreement shall be controlling and the General Provisions will be deemed amended accordingly.

     3.3  ADDITIONAL ESCROW HOLDER REQUIREMENTS. If there are any requirements
          -------------------------------------
imposed by Escrow Holder relating to the duties or obligations of Escrow Holder, or if Escrow Holder requires any other additional instructions, the parties agree to make such deletions, substitutions and additions to this Agreement which do not cause more than a ministerial or de minimis change to this Agreement or its intent. Any such changes requested by Escrow Holder shall be subject to written approval of the parties, which approval shall not be unreasonably withheld or delayed.

     3.4  DEPOSIT OF FUNDS. Except as otherwise provided in this Agreement, all
          ----------------
funds deposited into the Escrow by PURCHASER shall be immediately deposited by Escrow Holder into Treasury Bills or other short-term United States Government obligations, in repurchase contracts for the same, or in a federally insured money market account, subject to the control of Escrow Holder in a bank or savings and loan association, or such other institution approved by PURCHASER; provided, however, that such funds must be readily available as necessary to comply with the terms of this Agreement and Escrow Holder's escrow instructions, and for the Escrow to close within the time specified in Section 5.1 of this Agreement. Except as may be otherwise specifically provided herein, interest on amounts placed by Escrow Holder in any such investments or interest bearing accounts shall accrue to the benefit of PURCHASER, and PURCHASER shall promptly provide to Escrow Holder PURCHASER'S Tax Identification Number.

     3.5  RELEASE OF FUNDS BY ESCROW HOLDER.  Escrow Holder's obligation under
          ---------------------------------
this Agreement to release the Earnest Money Deposit, and any other funds, prior to the Close of Escrow is subject to such funds having cleared through the bank, savings and loan, or other financial institution on which such funds are drawn. Escrow Holder shall make such payments only in strict accordance with the provisions of this Agreement, and PURCHASER and SELLERS agree to save and hold Escrow Holder harmless in disbursing and releasing the funds as specified in this Agreement. PURCHASER and SELLERS represent to Escrow Holder that the release instructions set forth in Section 2.2.1 above are made of their own free will, under no duress, and with full understanding of the consequences thereof, not relying on any information furnished or statements made by Escrow Holder.

     3.6  DELIVERY OF DOCUMENTS AND FUNDS; CONSENT OF SELLERS. Unless other
          ---------------------------------------------------
specifically instructed by all of the SELLERS, in writing, the delivery by or from Escrow Holder to SELLERS, or any of them, of all documents, instruments and other writings shall be delivered to B. U. Patel. In addition, to the extent any notices, consents or approvals are required of SELLERS in accordance with the terms of this Agreement, the written notice, consent or approval from or of
B. U. Patel shall be deemed the notice, consent and approval of all of the SELLERS. Any notices, deliveries (other than the funds specified in Section 2.2 above), or other communications required or permitted of PURCHASER to SELLERS shall be deemed sufficiently given if delivered to HIHC, LLC, Attention: B. U. Patel, in accordance with the provisions of this Agreement. PURCHASER shall have no obligation to see to the distribution of any funds or documents by Escrow Holder to or among SELLERS, and SELLERS hereby, jointly and severally, indemnify, hold harmless, and agree to defend PURCHASER from any and all costs, claims, expenses and liabilities asserted against or incurred by PURCHASER resulting from them acting in accordance with the provisions of this
Section 3.6.

                                      IV.

                              CONDITION OF TITLE
                              ------------------

     4.1  TITLE COMMITMENT. Escrow Holder shall cause Title Insurer to deliver
          ----------------
within ten (10) days hereof to PURCHASER a title commitment for an A.L.T.A. Owner's Policy of Title Insurance (extended coverage) issued by Title Insurer (the "Title Commitment") reflecting the status of title to the Real Property and
      ----------------
all exceptions, including easements, restrictions, rights-of-way, leases, covenants, reservations and other conditions, if any, affecting the Real Property, which would appear in an A.L.T.A. Owner's Policy of Title Insurance (extended coverage) if used. Title Insurer shall also furnish to PURCHASER good and legible copies of all documents affecting the Real Property referred to in the Title Commitment. SELLERS shall also deliver (or cause to be delivered) to PURCHASER any title survey previously prepared pertaining to the Real Property which is in SELLERS' possession.

     4.2  TITLE INSURANCE POLICY. Escrow Holder shall close the Escrow when
          ----------------------
Escrow Holder is otherwise in a position to comply with its instructions set forth in this Agreement and Escrow Holder can record the Grant Deed and Title Insurer is prepared to issue to PURCHASER Title Insurer's A.L.T.A. Owner's Policy of Title Insurance (extended coverage) (the "Title Policy"), with
                                                    ------------
liability in the amount of the Purchase Price insuring fee title in the Real Property as vested in PURCHASER subject only to the following matters affecting title ("Permitted Exceptions"):
        --------------------

          (a) All general and special real property taxes and assessments not yet delinquent, and all improvement and assessment bonds;

          (b)  Supplemental taxes assessed pursuant to the provisions of Chapter
3.5 (commencing with Section 75) of the Revenue and Taxation Code of the State of California;

          (c) All liens, covenants, conditions, restrictions, easements, rights of way, and all other exceptions to title as referenced in the Title Commitment, except those of which PURCHASER objects pursuant to the provisions of Section
4.6 below;

          (d)  The Contracts and the Leases;

          (e) All exceptions to title disclosed by or in, or arising from or in connection with, the survey (and any updates thereto) of the Real Property for the Title Policy, including, without limitation, easements, encroachments and zoning, except those exceptions to which PURCHASER objects pursuant to Section
4.6 hereof; and

          (f) Any exceptions created by PURCHASER or its agents, employees and/or contractors, including without limitation, any exceptions arising by reason of the entry on the Real Property by PURCHASER or by its agents, employees and/or contractors.

     4.3  VOLUNTARY ENCUMBRANCES.  If, on the Closing Date, title to the Real
          ----------------------
Property, or any portion thereof, is subject to any matter voluntarily placed on title to the Real Property by SELLERS after the expiration of the Inspection Period and before the Close of Escrow, SELLERS shall be obligated to deliver to Escrow Holder an instrument, in proper form for recording and reasonably acceptable in form and substance to Title Insurer, canceling such matters, together with any other instruments necessary thereto and the cost of recording and canceling the same, and Title Insurer will issue its Title Policy free of such matters.

     Notwithstanding anything to the contrary in this Agreement, SELLERS may further encumber the Property between the expiration of the Inspection Period and the Close of Escrow in an amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000), and shall be prepayable at any time without penalty.

     4.4  OTHER ENCUMBRANCES.  If, on the Closing Date, title to the Real
          ------------------
Property, or any portion thereof, is subject to any matter other than (i) the Permitted Exceptions, (ii) those liens or encumbrances resulting from the acts or omissions of PURCHASER, or (iii) any such liens or encumbrances as are waived or accepted by PURCHASER in writing, PURCHASER shall notify SELLERS and Escrow Holder of the same, in writing, and the Close of Escrow shall be delayed as provided herein, and, notwithstanding any other provision of this Agreement, SELLERS shall not be deemed to be in default of their obligations under this Agreement. Upon receipt of such written notice specifying the lien, encumbrance or other matter and PURCHASER'S objection thereto, SELLERS, within five (5) business days thereafter, may elect any of the following, which election shall be in writing delivered to PURCHASER and Escrow Holder:

          (a) Deliver to Escrow Holder an instrument, in proper form for recording and reasonably acceptable in form and substance to PURCHASER and Title Insurer, canceling such matters, together with any other instruments necessary thereto and the cost of recording and canceling the same, and Title Insurer will issue its Title Policy free of such matters;

          (b) Cause Title Insurer to "insure over" such lien(s), encumbrance(s) or other matter(s), unless (i) such lien or encumbrance was involuntarily placed on the Real Property by SELLERS and was of a value in excess of Seventy-Five Thousand Dollars ($75,000) (in which case SELLERS shall cause the removal thereof), or (ii) a reasonable person would conclude that such lien(s), encumbrance(s) or other matter(s) is or would be a material defect to PURCHASER'S title; or

          (c) Terminate this Agreement and cancel the Escrow, and cause to be refunded to PURCHASER the Earnest Money Deposit, and directing Escrow Holder to release to PURCHASER all additional funds and instruments deposited by PURCHASER with Escrow Holder, with SELLERS being obligated for all cancellation fees. In such event, PURCHASER and SELLERS shall execute such other instruments and documents as may be necessary to effectuate the termination of this Agreement and the cancellation of the Escrow, whereupon the obligations and liabilities of SELLERS and PURCHASER shall terminate. Notwithstanding the foregoing, however, SELLERS shall provide PURCHASER with two (2) business days' notice prior to so terminating this Agreement and canceling the Escrow, during which two (2) business day period PURCHASER may waive and withdraw their objection(s) to close the purchase of the Property and accept title thereto in its then existing condition, without reduction of or credit to the Purchase Price, thereby waiving the title defects without further recourse against or liability to SELLERS, in which case SELLERS shall be precluded from exercising its rights under this subsection (c).

     In the event SELLERS elect alternative (a) or (b) above, SELLERS may elect to extend the Closing Date and the Close of Escrow to a date not to exceed the earlier of the date which is three (3) business days after such title defects are cured or thirty (30) days from the original Closing Date.

     Nothing in this Section 4.4 shall relieve SELLERS of their obligations under Section 4.3 above.

     4.5  INSPECTION. PURCHASER shall have the right, in its sole discretion,
          ----------
until 10:00 A.M. California time on the date forty-five (45) days from the date of this Agreement, or such earlier date as PURCHASER shall elect in writing, to satisfy itself, in its sole discretion, as to the condition and extent of the Property (the "Inspection Period"). SELLERS shall cooperate and shall provide
               -----------------
PURCHASER with reasonable and continuing access to the Property (during normal business hours) upon one (1) business day prior notice to SELLERS for the purpose of PURCHASER'S inspection, including engineering inspection, and due diligence review. In connection with such review, PURCHASER shall be afforded the opportunity to review all reasonably available records, including non-proprietary financial reports, the Contracts and the Leases affecting the Property which are in or under SELLERS' control and relate to the operation of the Property. PURCHASER shall not, however, have the right to contact or otherwise discuss this transaction and /or the operation of the Hotel with any on-site employees of the Hotel, without one (1) business day prior written notice to SELLERS, and then only in the presence of a representative of SELLERS, at SELLERS' election.

     During the Inspection Period, PURCHASER shall also have the opportunity to conduct a Phase I environmental audit/study of the Real Property, provided such Phase I environmental audit/study is conducted in a reasonable manner at reasonable times, and is not unreasonably invasive or intrusive. In addition, PURCHASER may conduct an inspection for asbestos and undertake a Phase II environmental audit/study. Any environmental audit/study proposed to be undertaken by PURCHASER shall be subject to SELLERS' approval prior to the commencement thereof, which approval shall not be unreasonably withheld or such response unreasonably delayed. As a condition to any such consent, PURCHASER shall obtain and maintain such public liability insurance in an amount of Two Million Dollars ($2,000,000) affecting the Real Property, naming SELLERS as additional insureds.

     The cost of the inspections and tests undertaken pursuant to this Section
4.5 shall be borne solely by PURCHASER. PURCHASER shall provide to SELLERS, at no cost to SELLERS, a copy of each and every report prepared for PURCHASER (or its agents and representatives) by a third person pertaining to or involving the Property, or any part or portion thereof. PURCHASER shall indemnify, protect, defend, and hold SELLERS and UKA harmless from and against any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense, including reasonable attorneys' fees, whether or not legal proceedings are instituted, arising from the acts or omissions of PURCHASER or its agents, employees or contractors occurring in connection with, or as a result of, such inspections, tests or examinations of the Property, which indemnity, notwithstanding any of the provisions of this Agreement to the contrary, shall survive the Close of Escrow or the termination of this Agreement. PURCHASER shall promptly repair all damage to the Property, and replace all irreparable items of Property, resulting from or incurred in connection with any inspections, studies or audits conducted by, or at the direction of, PURCHASER or its agents, employees, representatives and contractors, all at the sole cost and expense of PURCHASER.

     4.6  NOTICE OF NON-SATISFACTION.  During the Inspection Period, PURCHASER
          --------------------------
may deliver to SELLERS such objections as PURCHASER may have to anything contained or set forth in the materials furnished pursuant to Section 4.5 above, or arising from the Title Commitment, any survey, or its inspection of the Property, or within such period may, in its sole and absolute discretion for any reason or for no reason, terminate this Agreement and cancel the Escrow. If PURCHASER objects to the Title Commitment, the condition of the Property, or any matters set forth in any survey as a result of their inspection, or the information provided pursuant to Section 4.5 above, but does not then terminate this Agreement, and give written notice to SELLERS of such objections within the time period specified above, SELLERS may, within five (5) business days thereafter, subject to the provisions of Section 4.3 above, elect either to cure PURCHASER'S objections or terminate this Agreement and cancel the Escrow, whereupon the Earnest Money Deposit (and all accrued interest thereon) shall be refunded to PURCHASER; provided, however, that SELLERS shall be obligated to remove as an exception to title, and shall not have the right to terminate this Agreement or cancel the Escrow in the event PURCHASER objects to the presence or existence of (a) any federal, state or local tax lien (other than a lien for real property taxes not yet due), or (b) any monetary lien or encumbrance on the Property except (i) any improvement or other bonds or assessments, and (ii) the Contracts and Leases.

     If SELLERS elect to terminate this Agreement pursuant to this Section 4.6, they shall notify PURCHASER of their election, in which case PURCHASER shall have three (3) business days thereafter to rescind its objection(s) or terminate this Agreement and cancel the Escrow. If PURCHASER rescinds its objection(s), SELLERS may not terminate this Agreement or cancel the Escrow. If PURCHASER does not rescind its objection(s), then SELLERS' election shall become binding and effective, and the Earnest Money Deposit (and all accrued interest thereon) shall be promptly refunded to PURCHASER, and PURCHASER shall return to SELLERS all materials delivered to it pursuant to the provisions of Section 4.5 above, and neither SELLERS nor PURCHASER shall have any further obligations under this Agreement (except as otherwise provided herein).

     If SELLERS do not elect to cure PURCHASER'S objection(s) in accordance with the terms of this Section 4.6, SELLERS shall be deemed to have elected to terminate this Agreement, unless SELLERS fail to cure any objections which SELLERS are obligated to cure pursuant to the terms of this Agreement, in which event SELLERS shall be deemed to be in default under this Agreement. If PURCHASER fails to object to the Title Commitment, any survey, the condition of the Property, or said information by giving written notice to SELLERS, or fail to provide written notice of cancellation within the Inspection Period as provided for above, PURCHASER shall be deemed to have approved said items and information and the state of the Property, and shall be deemed to have waived its rights to terminate this Agreement and cancel the Escrow as a result thereof.

     4.7  CONDITION OF THE REAL PROPERTY.
          ------------------------------

          (a) PURCHASER ACKNOWLEDGES THAT PURCHASER HAS, OR WILL HAVE PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD, THOROUGHLY INSPECTED, AND UNCONDITIONALLY AND IRREVOCABLY APPROVED, ALL ELEMENTS COMPRISING THE PROPERTY, AND ALL FACTORS RELATED TO THEIR USE AND OPERATION, INCLUDING, WITHOUT LIMITATION, UTILITIES, PHYSICAL AND FUNCTIONAL ASPECTS OF THE PROPERTY, THE CONSTRUCTION AND CONDITION OF THE REAL PROPERTY, ALL MATTERS AFFECTING AND RELATING TO TITLE, AND MUNICIPAL AND OTHER LEGAL REQUIREMENTS SUCH AS TAXES, ASSESSMENTS AND BONDS, ZONING, USE PERMITS, BUSINESS PERMITS, LICENSES, AND SIMILAR ENTITLEMENTS. PURCHASER HEREBY RELEASES AND FOREVER DISCHARGES SELLERS, AND EACH OF THEM, UKA, AND THE PARTNERSHIP FROM ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES OR OBLIGATIONS ARISING OUT OF OR IN ANY WAY RELATED TO ALL OF THE ITEMS LISTED IN THIS SECTION, WHICH RELEASE AND DISCHARGE FROM LIABILITY SHALL SURVIVE THE CLOSE OF ESCROW.

          (b) PURCHASER FURTHER ACKNOWLEDGES THAT PURCHASER HAS SUBSTANTIAL EXPERIENCE WITH REAL PROPERTY, HOTELS AND HOTEL OPERATIONS, AND THAT PURCHASER WILL ACQUIRE THE PROPERTY IN "AS IS, WHERE IS, WITH ALL FAULTS" CONDITION, AND
                              --------------------------------
SOLELY IN RELIANCE ON PURCHASER'S OWN INSPECTION AND EXAMINATION, AND SELLERS' REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT. EXCEPT AS TO SELLERS' REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, PURCHASER WAIVES ANY OBLIGATION ON THE PART OF SELLERS, UKA, THE PARTNERSHIP, OR ANY OTHER PERSON, TO DISCLOSE ANY DEFECTS OR OTHER DEFICIENCIES IN OR WITH RESPECT TO THE PROPERTY.

          (c) EXCEPT AS TO THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT SELLERS AND UKA MAKE NO REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, NATURE OR SORT, EXPRESS OR IMPLIED, WITH RESPECT TO THE PHYSICAL CONDITION, PAST, PRESENT OR FUTURE PERFORMANCE, OR VALUE OF THE PROPERTY. SELLERS CONVEY THE REAL PROPERTY TO PURCHASER "AS IS AND WHERE IS, WITH ALL FAULTS," AND PURCHASER
                       -----------------------------------
ACKNOWLEDGES THAT SELLERS AND UKA MAKE NO REPRESENTATIONS, GUARANTIES OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AS TO THE QUALITY, CHARACTER, PERFORMANCE, CONDITION OR SUITABILITY OF THE REAL PROPERTY FOR ANY PURPOSE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OR GUARANTY OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE. PURCHASER ACKNOWLEDGES THAT PURCHASER SHALL BE SOLELY RESPONSIBLE AND LIABLE FOR ASCERTAINING THE TRANSFERABILITY

OF ALL LICENSES, PERMITS AND OTHER GOVERNMENTAL CONSENTS FOR THE OWNERSHIP, USE AND OPERATION OF THE PROPERTY, AND SHALL BE SOLELY RESPONSIBLE FOR OBTAINING THE TRANSFERS THEREOF.

          PURCHASER FURTHER WAIVES ANY AND ALL WARRANTIES, GUARANTIES OR CONDITIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, ANY OBLIGATION OF SELLERS, UKA, AND THE PARTNERSHIP WITH RESPECT TO CONSEQUENTIAL DAMAGES), EXCLUDING SELLERS' GROSS NEGLIGENCE OR STRICT LIABILITY. PURCHASER ALSO ACKNOWLEDGES THAT SOME DEFECTS MAY BECOME APPARENT ONLY AFTER THE CLOSE OF ESCROW AND HEREBY RELEASES AND HOLDS SELLERS, AND EACH OF THEM, UKA, AND THE PARTNERSHIP HARMLESS FROM BLAME AND ALL LIABILITY FOR SUCH "LATENT
                                                                    ------
DEFECTS."  PURCHASER HEREBY COVENANTS NOT TO BRING ANY ACTION AGAINST SELLERS,
- -------
UKA, OR THE PARTNERSHIP BASED ON ANY OF THESE CLAIMS. THIS SECTION SHALL SURVIVE THE CLOSE OF ESCROW.

          PURCHASER ALSO ACKNOWLEDGES AND AGREES THAT, ALTHOUGH SELLERS HAVE PROVIDED TO PURCHASER CERTAIN REPORTS, STUDIES AND SURVEYS FOR OR REGARDING THE REAL PROPERTY (THE "REPORTS"), NEITHER SELLERS NOR UKA HAVE VERIFIED THE
                    -------
ACCURACY THEREOF AND MAKE NO REPRESENTATIONS OR WARRANTIES REGARDING THE MATTERS SET FORTH THEREIN, IT BEING THE RESPONSIBILITY OF PURCHASER TO VERIFY THE ACCURACY OF SUCH REPORTS; PROVIDED, HOWEVER, THAT TO THE ACTUAL KNOWLEDGE OF RAJNI PATEL, WITHOUT INQUIRY, NONE OF THE INFORMATION IN THE REPORTS IS MATERIALLY FALSE OR MISLEADING. PURCHASER AGREES THAT SELLERS, UKA, AND THE PARTNERSHIP SHALL HAVE NO LIABILITY OR RESPONSIBILITY FOR THE ACCURACY OR CONTENTS OF ANY SUCH REPORTS. PURCHASER HEREBY RELEASES AND FOREVER DISCHARGES SELLERS, THE PARTNERSHIP AND UKA FROM ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES OR OBLIGATIONS ARISING OUT OF OR IN ANY WAY RELATED TO ALL OF THE ITEMS LISTED IN THIS PARAGRAPH, WHICH RELEASE AND DISCHARGE FROM LIABILITY SHALL SURVIVE THE CLOSE OF ESCROW.

          (d) FURTHERMORE, EXCEPT AS TO THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES THAT SELLERS AND UKA HAVE NOT AND DO NOT MAKE ANY REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THE INTEGRATION OF HAZARDOUS MATERIALS UPON OR WITHIN THE REAL PROPERTY. IN THAT REGARD, PURCHASER MAY CONDUCT ITS OWN INVESTIGATION AND MAY OBTAIN ITS OWN ENVIRONMENTAL ASSESSMENT REPORT TO DETERMINE IF THE REAL PROPERTY CONTAINS ANY HAZARDOUS OR TOXIC WASTE, MATERIALS, DISCHARGE, DUMPING OR CONTAMINATION, WHETHER SOIL, GROUNDWATER OR OTHERWISE, WHICH VIOLATES ANY FEDERAL, STATE, LOCAL OR

OTHER GOVERNMENTAL LAW, REGULATION OR ORDER OR REQUIRES REPORTING TO ANY GOVERNMENTAL AUTHORITY.

          (e) SELLERS, UKA, AND THE PARTNERSHIP SHALL HAVE NO OBLIGATION OR DUTY TO EXPEND FUNDS FOR, OR OTHERWISE BE RESPONSIBLE TO CONDUCT OR PERFORM,
ANY CLEAN-UP REQUIREMENT(S) AS IMPOSED BY ANY FEDERAL, STATE OR LOCAL GOVERNMENT LAW, REGULATION, ORDINANCE OR AGENCY FOR THE REMOVAL OF ANY HAZARDOUS MATERIALS CONTAMINATION FROM THE REAL PROPERTY.

          (f) EXCEPT WITH RESPECT TO ANY UNLAWFUL CONTAMINATION OF THE REAL PROPERTY BETWEEN THE DATE OF THE EXPIRATION OF THE INSPECTION PERIOD AND THE CLOSING DATE, PURCHASER, FOR ITSELF AND ITS SHAREHOLDERS, PARTNERS, SUCCESSORS AND ASSIGNS, HEREBY RELEASES AND FOREVER DISCHARGES SELLERS, UKA, AND THE PARTNERSHIP, AND EACH OF THEM, AND THEIR PAST, PRESENT AND FUTURE SHAREHOLDERS, PARTNERS, OFFICERS, DIRECTORS, AGENTS, ATTORNEYS, ASSIGNS, AND SUCCESSORS-IN-INTEREST FROM ALL PAST, PRESENT AND FUTURE CLAIMS, DEMANDS, OBLIGATIONS, LOSSES AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, WHICH ARE BASED UPON OR ARISE OUT OF OR IN CONNECTION WITH THE CONDITION OF THE PROPERTY, THE MATTERS ADDRESSED IN SUBSECTIONS (A),
(B), (C), (D) AND (E) OF THIS SECTION 4.7, AND WITH RESPECT TO ANY ENVIRONMENTAL DAMAGES OR ENVIRONMENTAL REQUIREMENTS. IN ACCORDANCE WITH THE FOREGOING, PURCHASER WAIVES ALL RIGHTS UNDER SECTION 1542 OF THE CIVIL CODE OF CALIFORNIA, WHICH STATES IN FULL AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          BY INITIALING THIS AGREEMENT CLAUSE, PURCHASER ACKNOWLEDGES THAT THIS SECTION HAS BEEN READ AND FULLY UNDERSTOOD, AND THAT PURCHASER HAS HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE.

                                /s/
                             ----------------------
                              PURCHASER'S INITIALS

          (g)  "Environmental Damages" means all claims, judgments, damages,
                ---------------------
losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of Hazardous Materials upon, about, beneath the Real Property or migrating or threatening to migrate to or from the Real Property, or the existence of a violation of Environmental Requirements pertaining to the Real Property, regardless of whether the existence of such Hazardous Materials or the violation of Environmental Requirements arose prior to the present ownership or operation of the Real Property.

          (h)  "Environmental Requirements" means all applicable present and
                --------------------------
future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

          (i)  "Hazardous Materials" means any substance (i) the presence of
                -------------------
which requires investigation or remediation under any federal, state or local statute, regulation, ordinance or policy; or (ii) which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local
 ---------------      -------------------
statute, regulation or ordinance, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.) and amendments thereto and regulations promulgated thereunder; or (iii) which is toxic, explosive, corrosive, infectious or otherwise hazardous or is regulated by any federal, state or local governmental authority; or (iv) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde.

                                      V.

                                    CLOSING
                                    -------

     5.1  CLOSING DATE. The "Closing Date" for purposes of this Agreement shall
          ------------       ------------
be on or before June 30, 1996, or such earlier or later date as may be agreed upon, in writing, by SELLERS and PURCHASER. Notwithstanding the foregoing, however, PURCHASER may elect to extend the Closing Date for up to three (3) additional thirty (30) day periods, provided, for each thirty (30) day extension, (i) PURCHASER provides to SELLERS and Escrow Holder written notice of its election to so extend, which written notice must be received by SELLERS and Escrow Holder on or before 1:00 P.M. California time on the day fifteen (15) days prior to the Closing Date, and (ii) PURCHASER deposits with Escrow Holder, in Good Funds, the sum of Fifty Thousand Dollars ($50,000), with irrevocable instructions to immediately thereafter release such funds to SELLERS. Such funds shall be applied to the Purchase Price. The "Close of Escrow" for purposes of
                                             ---------------
this Agreement is defined as the time when the Grant Deed is recorded in the Official Records of San Diego County, California by Escrow Holder.

     If the Escrow has not closed on or before the Closing Date or any extension thereof, Escrow Holder may nevertheless proceed in accordance with the General Provisions which are attached hereto as Exhibit "E". In the event the Escrow
                                        -----------
and this Agreement are canceled and terminated, upon Escrow Holder's request, the parties shall pay to Escrow Holder all title and escrow cancellation charges; provided, however, that as an agreement between the parties not to concern Escrow Holder, it is agreed that if termination of the Escrow is caused by the default of one party then such party shall be responsible for all escrow and title cancellation charges, and if the termination occurs where neither party is in default or where both parties are in default, then each party shall be responsible for one-half ( 1/2) of all title and Escrow cancellation charges.

     5.2  ACTION PRIOR TO THE CLOSE OF ESCROW BY SELLERS. SELLERS agree that,
          ----------------------------------------------
provided PURCHASER has complied with its obligations under Section 5.3 below, on or before 1:00 P.M. California time on the last business day immediately preceding the Closing Date, SELLERS will deposit with Escrow Holder such funds and other items and instruments (executed and acknowledged, if appropriate) as may be necessary in order for Escrow Holder to comply with this Agreement, including without limitation the following:

          (a)  A Grant Deed, in the form and content attached hereto as Exhibit
                                                                        -------
"F", executed by SELLERS and acknowledged before a Notary Public in the manner
- ---
provided under the laws of the State of California, assigning, conveying and transferring to PURCHASER fee title to the Real Property subject only to the Permitted Exceptions (the "Grant Deed").
                           ----------

          (b) Two (2) duplicate originals of a Bill of Sale, in the form and content attached hereto as Exhibit "G", executed by SELLERS, assigning,
                           -----------
conveying and transferring to PURCHASER good marketable title in the Personal Property (except those items of Personal Property subject to any of the Leases) and the Inventory (the "Bill of Sale").
                        ------------

          (c) Two (2) duplicate originals of an Assignment of Intangible Property, in the form and content attached hereto as Exhibit "H", executed by
                                                     -----------
SELLERS, assigning and conveying to PURCHASER all of SELLERS' right, title and interest in the Intangible Property (the "Assignment of Intangibles").
                                          -------------------------

          (d) Two (2) duplicate originals of an Assignment and Assumption of Contracts and Leases, in the form and content attached hereto as Exhibit "I",
                                                                 -----------
executed by SELLERS, assigning and conveying to PURCHASER all of SELLERS' rights and obligations under the Contracts and the Leases (the "Assignment of Contracts
                                                         -----------------------
and Leases").
- ----------

          (e) A Non-Foreign Affidavit signed by SELLERS in the form to be prepared by Escrow Holder (the "Non-Foreign Affidavit").
                                ---------------------

          (f) Such other funds, instruments or documents as may be necessary to effect or carry out the covenants and obligations to be performed by SELLERS pursuant to this Agreement.

     5.3  ACTION PRIOR TO THE CLOSE OF ESCROW BY PURCHASER.  PURCHASER agrees
          ------------------------------------------------
that on or before 11:00 A.M. California time on the date one (1) business day immediately preceding the Closing Date, PURCHASER will deposit with Escrow Holder all additional funds (in Good Funds) and/or documents (executed and acknowledged, if appropriate) which are necessary to comply with the terms of this Agreement, including without limitation:

          (a)  The funds referred to in Section 2.2.2 above.

          (b) Two (2) duplicate originals of the Assignment of Contracts and Leases executed by PURCHASER.

          (c) Two (2) duplicate originals of the Assignment of Intangibles executed by PURCHASER.

          (d) Such other funds, instruments or documents as may be necessary to effect or carry out the covenants and obligations to be performed by PURCHASER pursuant to this Agreement.

     5.4  RECORDING OF GRANT DEED. Escrow Holder will cause the Grant Deed to be
          -----------------------
recorded when (but in no event after the Closing Date) Title Insurer is irrevocably committed to issue the Title Policy to be issued as contemplated in this Agreement, and holds for the account of SELLERS and PURCHASER the items and funds (if any) to be delivered to SELLERS and PURCHASER through the Escrow, after payment of costs, expenses, disbursements and prorations chargeable to SELLERS or PURCHASER pursuant to the provisions of this Agreement.

     5.5  PRORATIONS.
          ----------

          5.5.1  TAXES.  All non-delinquent real estate and personal property
                 -----
general and special taxes and assessments for the Property for the current assessment year shall be prorated on and as of the Close of Escrow. As a matter not to concern Escrow Holder, the parties agree that if there are supplemental taxes and/or assessments levied or if additional proration becomes necessary because additional tax information becomes available following the Close of Escrow, the parties shall make the appropriate adjustments outside of the Escrow as soon as reasonably possible so that SELLERS shall bear such additional or supplemental taxes and assessments applicable to periods prior to the Close of Escrow, and PURCHASER shall bear any such additional or supplemental taxes and assessments applicable to periods following the Close of Escrow. It is understood that any supplemental property tax bill issued as a result of the sale of the Property pursuant to the provisions of this Agreement, shall be borne by PURCHASER. Notwithstanding anything to the contrary in this Agreement, SELLERS shall retain all right, title and interest in and to any and all property tax (both real property and personal property) refunds and claims for refunds with respect to the Property for any period prior to the Close of Escrow. PURCHASER shall be responsible for, and shall pay, all sales, use and other transfer taxes imposed in connection with the sale and transfer of the Personal Property, the Inventory and the Intangible Property.

          5.5.2  ADVANCE RESERVATIONS.  At the Close of Escrow, SELLERS shall
                 --------------------
provide PURCHASER with a schedule of post-closing confirmed reservations for the Hotel, which shall list the amount of any room rental deposits, and the amount of any other deposits made for advance reservations, banquets and future services to be provided after the Cut-Off Time. PURCHASER shall receive a credit against the Purchase Price in the amount of all prepayments or deposits.

          5.5.3  UTILITY SERVICE.  SELLERS shall request each utility company
                 ---------------
providing utility service to the Real Property to cause all utility billings to be closed and billed as of the Close of Escrow in order that utility charges may be separately billed for the period prior to the Cut-Off Time and the period after the Cut-Off Time. In the event any such utility charges are not separately billed, the same shall be prorated. In connection with any such proration, it shall be presumed that utility charges were uniformly incurred during the billing period in which the Close of Escrow occurs.

          5.5.4  REVENUE FROM OPERATIONS.  As to the Hotel, all revenues from
                 -----------------------
operations, including, without limitation, guest room rentals, revenue from the minibars (if any), banquet rooms rentals, vending machines, coin telephones, and other income-producing equipment arising through 12:01 A.M. California time on the Close of Escrow (the "Cut-Off Time") shall belong to SELLERS. All revenues
                          ------------
from operations, including, without limitation, guest room rentals, revenue from the minibars (if any), banquet rooms rentals, vending machines, coin telephones, and other income producing equipment arising after the Cut-Off Time shall belong to PURCHASER. Revenue from guest room rentals for the evening before the date of the Close of Escrow through to the day of the Close of Escrow, less the cost of maid service on the morning of the day of the Close of Escrow, shall belong to SELLERS. All prepaid rentals, room rental deposits, and all other deposits for advance registration for the period after the Cut-Off Time, or otherwise shall be credited to PURCHASER.

          5.5.5  ACCOUNTS PAYABLE AND OPERATING EXPENSES.  All obligations and
                 ---------------------------------------
liabilities (for services and materials ordered, or otherwise) and accounts payable for the Hotel owing as of the Cut-Off Time for merchandise, equipment, tour agents' and travel agents' commissions, advertisements, supplies and other materials and services shall be prorated between SELLERS and PURCHASER as of the Cut-Off Time. SELLERS shall receive a credit for all prepaid expenses.

          5.5.6  MISCELLANEOUS PERMITS AND TAXES.  All water and sewer charges,
                 -------------------------------
taxes (other than ad valorem property taxes), including license taxes or fees for licenses (other than the Liquor Licenses) which are assignable or transferable without added cost and have a value which will survive Close of Escrow, including, but not limited to, and any unpaid taxes payable in arrears, shall be prorated as of the Cut-Off Time. SELLERS will be credited for that portion of taxes and fees paid by SELLERS or UKA allocable to the period after the Cut-Off Time.

          5.5.7  CONTRACTS AND LEASES.  All payments and receipts under the
                 --------------------
Contracts and the Leases to be assumed by PURCHASER pursuant to the provisions of Section 2.3 above shall be prorated between PURCHASER and SELLERS as of the Cut-Off Time.

          5.5.8  OTHER INCOME.  All other income derived by SELLERS from the
                 ------------
Property accruing or relating to the period up to the Cut-Off Time shall be paid to SELLERS. All other income derived by SELLERS from the Property accruing or relating to the period after the Cut-Off Time shall be paid to PURCHASER.

          5.5.9  OTHER EXPENSES. All other expenses and obligations not
                 --------------
otherwise specified in this Section 5.5 incurred in the ownership of the Property and operation of the Hotel shall be prorated between SELLERS and PURCHASER.

          5.5.10 SECURITY DEPOSITS.  All transferable security and other
                 -----------------
deposits paid by SELLERS or UKA in connection with any of the Contracts and Leases shall be paid to SELLERS by PURCHASER, through the Escrow, at the time required in Section 5.3 of this Agreement. The Purchase Price shall be credited by an amount equal to any security and other deposits received by SELLERS or UKA in connection with any of the Leases.

          5.5.11 HOUSE BANKS.  On the Close of Escrow, SELLERS shall receive a
                 -----------
credit through the Escrow for an amount equal to all till money and all sums in house banks for the Hotel as determined by PURCHASER and SELLERS, in which case all right, title and interest to the till money and house banks shall be assigned and conveyed by SELLERS to PURCHASER. In the event PURCHASER and SELLERS are unable to agree upon the amount of the till money and house banks, the provisions of this Section 5.5.11 shall be inapplicable, and title to the till money and house banks shall remain with SELLERS. The failure of PURCHASER and SELLERS to agree on the amounts of the till money and house banks shall not be deemed a condition precedent to the obligations of PURCHASER under this Agreement, and PURCHASER shall, nevertheless, be obligated to comply with its obligations in accordance with the terms of this Agreement.

          5.5.12 PRORATION ALLOCATION.  For proration purposes, the date of the
                 --------------------
Close of Escrow shall be charged or credited, as the case may be, to PURCHASER.

     5.6  GUEST PROPERTY.  On the Close of Escrow, SELLERS shall deliver to
          --------------
PURCHASER all guest property in UKA's or SELLERS' or UKA's possession. On the Close of Escrow, at the time possession of the Property is transferred by SELLERS to PURCHASER, SELLERS shall also deliver and transfer custody and control of such guest property to PURCHASER, at which time PURCHASER shall assume all risk and liability therefor.

     5.7  CLOSING COSTS.  SELLERS shall pay for the cost of the premium for the
          -------------
Title Policy, except that, notwithstanding the foregoing, PURCHASER shall pay
(a) the cost of that portion of the premium for the Title Policy which is in excess of the cost of the premium for a C.L.T.A. Owner's Policy of Title Insurance (standard coverage) for the Real Property, and shall also pay all additional costs for acquiring any additional endorsements to the Title Policy not otherwise included with a C.L.T.A. Owner's Policy of Title Insurance (standard coverage), and (b) all costs of any survey (or update thereto) required for the Title Policy. Escrow fees of Escrow Holder shall be paid equally by SELLERS and PURCHASER. PURCHASER shall pay all recording costs and documentary transfer taxes. All other costs of Escrow and closing shall be borne by the parties in accordance with custom and usage in San Diego County, California, unless otherwise specified in this Agreement.

     5.8  DISTRIBUTION OF FUNDS AND DOCUMENTS FOLLOWING CLOSE OF ESCROW.
          -------------------------------------------------------------
Following Close of Escrow, Escrow Holder shall distribute the documents as follows:

          5.8.1  To SELLERS:

                 (a)  The cash portion of the Purchase Price as set forth in
Section 2.2, less costs, offsets and prorations in accordance with the provisions of this Agreement.

                 (b) One (1) fully executed duplicate original of the Bill of Sale.

                 (c) One (1) fully executed duplicate original of the Assignment of Intangibles.

                 (d) One (1) fully executed duplicate original of the Assignment of Contracts and Leases.

                 (e)  A copy of the Title Policy issued to PURCHASER.

                 (f) One (1) duplicate original or conformed copy as appropriate, of any other document to be received by SELLERS through Escrow pursuant to the provisions of this Agreement.

                 (g) One (1) copy of any other document delivered to Escrow Holder by PURCHASER or SELLERS pursuant to the terms of the this Agreement.

          5.8.2  To PURCHASER:

                 (a) Any excess funds deposited by PURCHASER which remain after disbursement to SELLERS.

                 (b) One (1) conformed copy of the Grant Deed, the original to be mailed to PURCHASER following the recordation thereof.

                 (c)  One (1) duplicate original of the Bill of Sale.

                 (d) One (1) duplicate original of the Assignment of Intangibles.

                 (e) One (1) duplicate original of the Assignment of Contracts and Leases.

                 (f) One (1) duplicate original or conformed copy as appropriate, of any other document to be received by PURCHASER through Escrow pursuant to the provisions of this Agreement.

                 (g) One (1) copy of any other document delivered to Escrow Holder by PURCHASER or SELLERS pursuant to the terms of this Agreement.

                 (h)  The original of the Title Policy.

     5.9  POSSESSION. PURCHASER shall be entitled to sole possession of the
          ----------
Property on the Close of Escrow.

                                      VI.

                     ADDITIONAL COVENANTS AND INDEMNITIES
                     ------------------------------------

     6.1  PURCHASER'S COVENANTS AND INDEMNITIES.  PURCHASER covenants to defend,
          -------------------------------------
indemnify and save harmless SELLERS, UKA, and the Partnership, and each of them, from and against any and all claims, penalties, liabilities, fines, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and costs) (i) arising from the use, management, operation, rental, maintenance and ownership of the Property, and based upon acts, conduct or omissions occurring on or after the Close of Escrow, including, without limitation, with respect to and under the Holiday Inn Franchise Agreement and the Contracts and the Leases,
(ii) arising from the construction or condition of the Property (including with respect to Environmental Requirements and Environmental Damages having their origins after the Close of Escrow), (iii) caused by or arising out of any material misrepresentation by PURCHASER in connection with this Agreement, (iv) arising from the use of the term "Holiday Inn," the logo of "Holiday Inns," any
                                  -----------                ------------
materials referencing "Hotel Circle", and any derivatives thereof after the
                       ------------
Close of Escrow, or (v) arising from any breach of this Agreement by PURCHASER or any instrument or agreement required delivered or to be delivered pursuant to the provisions of this Agreement. This indemnity shall survive the Close of Escrow.

     On or prior to the Close of Escrow, SELLERS shall deliver to PURCHASER a schedule of all accounts receivable and other sums owed to SELLERS as of the Cut-Off Time in connection with the operation of the Hotel ("Sellers' Accounts
                                                             -----------------
Receivable").  PURCHASER shall purchase from SELLERS, at full face value, all
- ----------
uncontested Sellers' Accounts Receivable for then resident Hotel guests. SELLERS shall retain all other Sellers' Accounts Receivable. PURCHASER covenants and agrees to use commercially reasonable efforts (without resorting to litigation), and at its sole cost and expense, to collect all of Sellers' Accounts Receivable for a period of one hundred eighty (180) days after the Close of Escrow. For a period of sixty (60) days after the Close of Escrow, PURCHASER shall permit SELLERS to have one of SELLERS' representatives on the Real Property (in the accounting offices located thereon) to assist in such collection efforts. PURCHASER shall provide SELLERS' representative with a guest room at the Hotel at a cost of Twenty-Five Dollars ($25) per day. Any sums received by PURCHASER, whether during the one hundred eighty (180) day period or otherwise, from a person or entity listed on Sellers' Accounts Receivable, shall, during the first ninety (90) days after the Close of Escrow, first be allocated to the payment of the sums owing to SELLERS as referenced on Sellers' Accounts Receivable which are, as of the date of this Agreement, less than one hundred fifty (150) days old, and, to the extent any sums thereafter remain from such payment, the same may be credited to any sums such person or entity owes PURCHASER. All sums received by PURCHASER which are properly credited to Sellers' Accounts Receivable shall be remitted to SELLERS on or before the last day of the calendar month in which such payment is received. For a period of one (1) year after the Close of Escrow, SELLERS shall have the right to review the books and records of PURCHASER for the

Hotel, but only as relating to Sellers' Accounts Receivable and sums received by PURCHASER and credited to any accounts of the persons or entities listed on Sellers' Accounts Receivable, for purposes of verifying PURCHASER'S compliance with its obligations hereunder. PURCHASER'S obligations under this paragraph shall survive the Close of Escrow.

     6.2  SELLERS' COVENANTS AND INDEMNITIES. SELLERS covenant to defend,
          ----------------------------------
indemnify and save harmless PURCHASER from and against any and all claims, penalties, liabilities, fines, damages, costs or expenses (including, without limitation, reasonable attorney's fees and costs) (i) arising from the use, management, rental, maintenance, ownership and operations of the Property during the period of SELLERS' and the Partnership's ownership thereof (except as to Environmental Damages, Environmental Requirements, and the matters addressed in
Section 4.3 above, except as required in subsection (iv) below), (ii) caused by or arising out of any material misrepresentation by SELLERS in connection with this Agreement, (iii) arising from any breach of this Agreement by SELLERS or any instrument or agreement required to be delivered or to be delivered pursuant to the provisions of this Agreement, or (iv) for a period of two (2) years after the Close of Escrow only, any Environmental Damages resulting from the failure of SELLERS, the Partnership or UKA to comply with the Environmental Requirements, which non-compliance directly results in the unlawful contamination of the Real Property with Hazardous Substances, but with liability to SELLERS, the Partnership and UKA not to exceed, in the aggregate, the sum of Two Hundred Thousand Dollars ($200,000). This indemnity shall survive the Close of Escrow.

     SELLERS, during the term of this Agreement, shall cause UKA to carry on the business and operations of the Hotel in the same manner as heretofore carried on by it, including the maintenance of normal operating Inventory levels, undertaking repairs and maintenance in accordance with past practices, and maintaining all guest and room service levels. SELLERS shall cause UKA's management personnel to remain involved in the operation of the Hotel until the Close of Escrow. During the term of this Agreement, SELLERS shall not, and SELLERS shall cause UKA to not, enter into any new leases of furniture, fixtures and equipment. SELLERS and UKA may enter into, extend, amend, modify or terminate such Contracts as SELLERS deem appropriate to operate, service and maintain the Property and the Hotel consistent with past practices. Notwithstanding the foregoing, however, during the term of this Agreement, SELLERS shall not, and SELLERS shall cause UKA to use its best efforts to not, enter into any new Contracts, licenses or concession agreements, renew any Contracts, or extend the term of any of the Contracts unless, in each case, such Contract(s) may be terminated, without penalty, upon thirty (30) days' notice, or the monthly cost thereof is One Thousand Dollars ($1,000) or less.

     It shall be PURCHASER'S responsibility, at PURCHASER'S sole cost and expense, to negotiate and arrange for the assumption of the Holiday Inn Franchise Agreement. PURCHASER'S failure to negotiate an assumption of the Holiday Inn Franchise Agreement shall not be deemed a failure of a condition
                                      ---
precedent to the obligations of PURCHASER to acquire the Property pursuant to the provisions of this Agreement, and PURCHASER shall then be obligated to pay all termination and other fees, costs and charges incurred or payable in connection with or as a result of the termination of the Holiday Inn Franchise Agreement. SELLERS shall cooperate with PURCHASER in PURCHASER'S efforts to negotiate such assumption at no cost or expense to SELLERS.

     Prior to the Close of Escrow, SELLERS shall terminate, at SELLERS' sole cost and expense, the Management Agreement and all other management contracts.

     6.3  EMPLOYEE MATTERS.
          ----------------

          6.3.1   SELLERS NOT EMPLOYER. PURCHASER acknowledges that SELLERS have
                  --------------------
advised PURCHASER that UKA, and not SELLERS, is the employer of all Hotel employees. Nevertheless, in order to induce PURCHASER to purchase the Hotel in accordance with this Agreement, SELLERS have agreed to the provisions of this
Section 6.3, but only in its capacity as owner of the Hotel and not as the employer of the Hotel employees, with the express intent and understanding that SELLERS, as owners of the Hotel, shall cause UKA, as employer of the Hotel employees, to comply with the provisions of this Section 6.3 and without any intent to change or vary that relationship. Accordingly, it is the express intent and understanding of both SELLERS and PURCHASER that none of the provisions set forth in this Section 6.3 below shall be construed as any admission, statement against interest or other evidence that SELLERS, and not UKA, are the employers of the Hotel employees.

          6.3.2   PAYMENT OF EMPLOYEE COMPENSATION. On the Closing Date, SELLERS
                  --------------------------------
shall cause UKA to pay all employee salaries, wages, fringe benefits and other compensation, including any applicable federal, state and local taxes, for any employees of the Hotel which have accrued up to the Cut-Off Time. After the Close of Escrow, all hiring and staffing decisions in connection with the Hotel shall be within PURCHASER'S sole and exclusive discretion and control. In the event SELLERS are not required to provide the notice under WARN, as provided under Section 6.3.3 below, or in the event PURCHASER elects to extend the Closing Date as permitted by the provisions of Section 5.1 above, then PURCHASER shall, nevertheless, be obligated to hire and retain, as of the Close of Escrow, all Hotel personnel and employees on the same terms and conditions, and with the same compensation and benefits, as they are receiving as of the Close of Escrow.

          6.3.3   WARN NOTIFICATION.  In the event Purchaser waives, in writing,
                  -----------------
the Inspection Period within the first thirty (30) days thereof, and if otherwise required by law, SELLERS or UKA shall give appropriate and sufficient notification, including, without limitation, any notification required by the Worker Adjustment and Retraining Notification Act ("WARN"), to all Hotel
                                                    ----
employees or to personnel performing services at or for the Hotel who are not hired or employed by PURCHASER after the Close of Escrow. SELLERS' obligation with respect thereto shall arise only in the event (a) of the aforementioned waiver of the Inspection Period within the first thirty (30) days thereof, (b) that PURCHASER does not elect to extend the Closing Date as permitted by the terms of Section 5.1 above, and (c) PURCHASER has not objected to any item(s) of due diligence review as specified in Section 4.6 above (or, if PURCHASER has so objected, all such objection(s) have been cured by SELLERS (or SELLERS have committed to cure) or waived by PURCHASER, in accordance with the provisions of
Section 4.6 above), and SELLERS shall have the right to extend the Closing Date, at no cost, expense or liability to SELLERS, to a date not later than sixty-five
(65) days after the date SELLERS receive PURCHASER'S written notice of waiver of the Inspection Period as referenced hereinabove.

          6.3.4  INDEMNIFICATION. PURCHASER shall indemnify, defend and hold
                 ---------------
harmless SELLERS, UKA, and the Partnership, and each of them, against any and all labor or employment claims, penalties, liabilities, fines, damages, costs and expenses (including, without limitation, reasonable attorneys' fees, charges and costs) which arise or accrue from or after, or arise out of events occurring from or after the Close of Escrow, including, without limitation, all claims arising as of the termination by PURCHASER of any Hotel employee or personnel performing services at or for the Hotel, the failure of PURCHASER to perform its obligations under Section 6.3.2 above, the failure of PURCHASER to offer employment to any such employee or personnel, and PURCHASER'S decision to continue or discontinue any employment policy or practice of SELLERS or UKA in existence or effect at the Hotel prior to the Close of Escrow, which indemnity shall survive the Close of Escrow. The foregoing indemnity shall not include coverage for any claims, liabilities or obligations predicated on matters which occurred prior to the Close of Escrow even though such claims, liabilities or obligations were first instituted or brought to the attention of SELLERS or PURCHASER after the Close of Escrow, it being expressly understood and agreed by SELLERS that any such claims or liabilities or obligations shall remain the responsibility of UKA, and SELLERS shall cause UKA to satisfy all such claims, liabilities and obligations. Notwithstanding any of the foregoing provisions of this Section 6.3.4, in the event (a) SELLERS or UKA are not required to provide the notice required under WARN as provided in Section 6.3.3 above, or (b) PURCHASER elects to extend the Closing Date as permitted by the terms of Section
5.1 above, then PURCHASER (i) shall be obligated to hire and retain all
                                                                    ---
employees of SELLERS and UKA at the Hotel at not less than the same terms and conditions (including, without limitation, compensation and benefits) as existing prior to the Close of Escrow, and retain them on such basis for at least sixty (60) days thereafter, with any termination thereafter at the risk, cost and liability of PURCHASER, and (ii) shall indemnify and hold SELLERS, UKA and the Partnership harmless from any and all claims, penalties, liabilities, fines, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) which arise or accrue as a result of or in connection with the failure (as a result of (1) PURCHASER'S failure to waive the Inspection Period as referenced in Section 6.3.3 above, or (2) PURCHASER'S election to extend the Closing Date as permitted by the terms of Section 5.1 above) of SELLERS or UKA to provide the notice required under WARN.

     6.4  HART-SCOTT-RODINO FILING. PURCHASER and SELLERS covenant and agree to
          ------------------------
cooperate and coordinate with each other in the compliance with all filings and other matters required pursuant to Hart-Scott-Rodino, if in any way applicable, as they relate and apply, to the transactions set forth in this Agreement. If such filings are determined to be required, each party shall promptly make the required filings, shall request early termination of the waiting period under Hart-Scott-Rodino, and shall thereafter promptly comply with any request for additional information made pursuant to Hart-Scott-Rodino. Each party shall cooperate with the other in all matters relating to the foregoing, shall promptly provide to the other all information in such party's possession or control which is necessary for completion of such filings and compliance with such requests for additional information, and shall promptly provide to the other copies of all correspondence and other notifications with respect thereto. PURCHASER shall pay all fees required in conjunction with filings under Hart-Scott-Rodino. Subject to the foregoing, each party shall bear its own costs (including attorneys' fees) incurred in connection with such filings. In satisfaction of their obligations with respect to the matters set forth in this
Section 6.4, in the event either PURCHASER or SELLERS determine that the purchase and sale of the Property is subject to the jurisdiction and provisions of Hart-Scott-Rodino, and requires or mandates the filing of a Notification and Report for Certain Mergers and Acquisitions to the Department of Justice and the Federal Trade Commission, as required, then PURCHASER and SELLERS shall so submit the same, in coordination with one another, not later than seven (7) days after the expiration of the Inspection Period (unless PURCHASER has objected to any item(s) of due diligence review as specified in Section 4.6 above, in which case such filing shall be made within seven (7) days after the later of (a) SELLERS' cure (or commitment to cure) of all such objection(s), or (b) PURCHASER'S waiver of all such objections (or the combination of both (a) and (b)), in which case SELLERS may, at no cost, expense or liability to SELLERS, extend the Closing Date by the number of days after the expiration of the Inspection Period that all such objection(s) have been cured, committed to be cured by SELLERS, or waived by PURCHASER).

     Escrow Holder shall not be concerned with the provisions of this Article
VI.

                                     VII.

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     7.1  BY PURCHASER. PURCHASER represents and warrants to SELLERS that as of
          ------------
the date hereof and the Close of Escrow:

          7.1.1  ORGANIZATION AND STANDING. PURCHASER is a corporation, duly
                 -------------------------
organized, validly existing, and in good standing under the laws of the State of Texas, is duly qualified to do business in the State of California, and has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby to be carried out by it. The person(s) signing this Agreement and any document pursuant hereto on behalf of PURCHASER have full power and authority to bind PURCHASER.

          7.1.2  DUE AUTHORIZATION. The performance of this Agreement and the
                 -----------------
transactions contemplated hereunder by PURCHASER have been duly authorized by all necessary action on the part of PURCHASER. No consent, approval or authorization of any governmental regulatory authority is required in connection with the execution, delivery and performance of PURCHASER'S obligations under this Agreement, except with respect to the transfer of any licenses or permits used in connection with the operation of the Hotel.

          7.1.3  LACK OF CONFLICT. Neither the execution of this Agreement nor
                 ----------------
the consummation of the transactions contemplated hereby will violate any restriction, court order, judgment, law, regulation, charter, bylaw, instrument or agreement to which PURCHASER is subject.

          7.1.4  SOLVENCY/BANKRUPTCY. PURCHASER has not (i) made any general
                 -------------------
assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition in bankruptcy by PURCHASER'S creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of PURCHASER'S assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of PURCHASER'S assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made any offer of settlement, extension or compromise to its creditors generally, and has not considered doing or undertaking, and has no current plans to do or undertake, any of the foregoing. Furthermore, PURCHASER has not taken, and does not contemplate taking, against it any such actions.

     7.2  BY SELLERS. SELLERS, severally in proportion with their Percentage
          ----------
Interests, represent and warrant to PURCHASER that as of the date hereof and the Close of Escrow:

          7.2.1  LEASES. Schedule "B" contains a list of all Leases pertaining
                 ------  ------------
to the Property. Except as noted on Schedule "B", SELLERS have received no
                                    ------------
written notice that the lessor or lessee under any Lease has failed to pay, perform or observe any of the terms, covenants and conditions on such party's part to be so paid, performed or observed thereunder, and SELLERS shall, prior to the Close of Escrow, pay, perform and observe all of SELLERS' obligations under the Leases. Except as noted on Schedule "B", to the actual knowledge of
                                     ------------
SELLERS, none of the Real Property subject to any Lease is presently occupied by a sub-tenant, and SELLERS shall not consent, between the date hereof and the Close of Escrow, to any subletting without PURCHASER'S prior written consent, which consent shall not be unreasonably withheld or delayed. All brokerage, leasing and other commissions, and all other compensation and fees payable in connection with the Leases, have been fully paid or shall be fully paid by SELLERS prior to the Close of Escrow. Except as shown on Schedule "B", no tenant
                                                         ------------
has prepaid rent for more than one (1) month, has not received and is not entitled to receive a rent concession in connection with his tenancy, or is entitled to any work not yet performed or consideration not yet given in connection with its tenancy. Prior to the Close of Escrow, SELLERS shall not collect any rent in advance for more than the then current month, give any rent concessions to or agree to do any work for, or give any consideration to (other than as expressly provided in the Lease), a tenant except with the PURCHASER'S prior written consent, which consent shall not be unreasonably withheld or delayed.

          7.2.2  NO MECHANIC'S LIENS. SELLERS shall keep the Property at all
                 -------------------
times free and clear of any mechanic's or materialmen's liens for work performed or materials furnished or contracted for by SELLERS or UKA.

          7.2.3  EMPLOYEES. There are no written employment agreements with any
                 ---------
employees of the Hotel, and neither SELLERS nor UKA shall enter into any such written employment agreements prior to the Close of Escrow.

          7.2.4  NO PENDING CONDEMNATION PROCEEDINGS. SELLERS have no actual
                 -----------------------------------
knowledge (and have made no inquiry) of pending or proposed condemnation proceedings affecting the Real Property or any part thereof.

          7.2.5  REAL ESTATE TAX PROTESTS. SELLERS have not commenced any
                 ------------------------
proceedings which are pending for the reduction of the assessed valuation of the Real Property or the Personal Property, or any portion thereof.

          7.2.6  NO THIRD PARTY RIGHTS. No person, firm or entity, except as set
                 ---------------------
forth herein or in any agreement or instrument listed in any of the schedules or exhibits attached hereto, has any rights in or to acquire any interest in the Property, or any part thereof.

          7.2.7  LITIGATION. SELLERS have no actual knowledge (and have made no
                 ----------
inquiry) of any pending or threatened litigation, action or proceeding which does or will materially and adversely affect the Property.

          7.2.8  INSURANCE POLICIES. SELLERS shall maintain in effect through
                 ------------------
the Close of Escrow substantially the same insurance coverage as existing on the date hereof affecting the Property.

          7.2.9  SELLERS' POWER AND AUTHORITY.  SELLERS, and each of them, have
                 ----------------------------
full power and authority to enter into this Agreement and to assume and perform all of their obligations hereunder. The execution and delivery of this Agreement, and the performance by SELLERS of their obligations hereunder, have been duly authorized by such partnership, corporate and/or limited liability company actions as may be required, and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of SELLERS. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereunder on the part of SELLERS, do not and will not violate any partnership agreement, articles of incorporation, bylaws, articles of organization or operating agreement of any SELLER, and do not and will not conflict with or result in the breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrances upon any of the Property or assets of any SELLER by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which any SELLER is a party or which is or purports to be binding upon any SELLER or which affects any SELLER. No action by any federal, state or other governmental departments, boards, bureaus or instrumentalities, or any other party, is necessary to make this Agreement a valid instrument binding upon SELLERS in accordance with its terms.

          7.2.10 GOOD STANDING.  Each non-individual SELLER, and each of its
                 -------------
constituent partners, shareholders or members, if in any way applicable, is duly organized, validly existing and in good standing under the laws of the State of its organization and, to the extent required by applicable California law, is qualified to do business and is in good standing in the State of California.

          7.2.11 MAINTENANCE OF BOOKS OF ACCOUNT.  To the actual knowledge of
                 -------------------------------
SELLERS, without independent inquiry, the books of account and other financial records of the Hotel maintained for SELLERS by UKA are in all material respects complete and accurate.

          7.2.12 PERSONAL PROPERTY.  No tangible Personal Property shall be
                 -----------------
removed from the Hotel except items replaced in the ordinary course of business or in connection with the upgrade or renovation of the Hotel with items of equal or greater value and quality.

          7.2.13 LATENT DEFECTS.  To the actual knowledge of SELLERS, without
                 --------------
independent inquiry, SELLERS are unaware of any material latent structural defects in the Improvements which could have a material adverse effect on the value or operation of the Property.

     As used herein, the phrases "SELLERS have no actual knowledge," "to the actual knowledge of SELLERS," and any similar phraseology shall mean to the actual knowledge of Rajni Patel without independent investigation or inquiry.

                                     VIII.

                    CONDITIONS PRECEDENT TO CLOSE OF ESCROW
                    ---------------------------------------

     8.1  CONDITIONS TO SELLERS' OBLIGATIONS. The obligation of SELLERS to close
          ----------------------------------
the Escrow shall be subject to the satisfaction or written waiver, in whole or in part, by SELLERS of each of the following conditions precedent:

          (a) Escrow Holder is in a position to and will deliver to SELLERS the instruments and funds accruing to SELLERS pursuant to the provisions of this Agreement;

          (b) There is no existing uncured material breach of any of the covenants, representations, warranties or obligations of PURCHASER set forth in this Agreement that has not been waived by SELLERS;

          (c) The termination or expiration of the applicable waiting period under Hart-Scott-Rodino; and

          (d) SELLERS, UKA, and the Partnership have been released from all obligations under the Holiday Inn Franchise Agreement, subject to SELLERS paying all fees (other than assumption fees, termination fees, and any other similar fees) accruing prior to the Close of Escrow.

     The foregoing conditions contained in this Section 8.1 are intended solely for the benefit of SELLERS. SELLERS shall at all times have the right to waive any condition precedent. The waiver by SELLERS of any condition precedent shall not relieve PURCHASER of any liability or obligation with respect to any representation, warranty, covenant or agreement of PURCHASER.

     8.2  CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of PURCHASER to
          -------------------------------------
close the Escrow shall be subject to the satisfaction or written waiver, in whole or in part, by PURCHASER of each of the following condition precedent:

          (a) Escrow Holder is in a position to and will deliver to PURCHASER the instruments and funds, if any, accruing to PURCHASER pursuant to the provisions of this Agreement;

          (b) There is no existing uncured material breach of any of the covenants, representa tions, warranties or obligations of SELLERS set forth in this Agreement that has not been waived by PURCHASER; and

          (c) The termination or expiration of the applicable waiting period under Hart-Scott-Rodino.

     The foregoing conditions contained in this Section 8.2 are intended solely for the benefit of PURCHASER. PURCHASER shall at all times have the right to waive any condition precedent. The waiver by PURCHASER of any condition precedent shall not relieve SELLERS of any liability or obligation with respect to any representation, warranty, covenant or agreement of SELLERS.

                                      IX.

                              LIQUIDATED DAMAGES
                              ------------------

     9.1  PURCHASER'S BREACH.  IN THE EVENT THE CLOSING AND THE CONSUMMATION OF
          ------------------
THE TRANSACTIONS HEREIN CONTEMPLATED DO NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY MATERIAL DEFAULT OF PURCHASER, PURCHASER AND SELLERS AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLERS, OR ANY OF THEM, MAY SUFFER. THEREFORE, PURCHASER AND SELLERS DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL DAMAGES THAT SELLERS WOULD SUFFER IN THE EVENT THAT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY IS AND SHALL BE, AS SELLERS' SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), AN AMOUNT EQUAL TO THE EARNEST MONEY DEPOSIT (AND ALL ACCRUED INTEREST THEREON). SAID AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY PURCHASER, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY SELLERS. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS PURSUANT TO CALIFORNIA CIVIL CODE
SECTION 1671, 1676 AND 1677. SELLERS HEREBY WAIVE THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. UPON DEFAULT BY PURCHASER, THIS AGREEMENT SHALL BE TERMINATED AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT ANY INDEMNIFICATION OBLIGATIONS, AND FOR THE RIGHT OF SELLERS TO COLLECT SUCH LIQUIDATED DAMAGES FROM PURCHASER AND ESCROW HOLDER.

     9.2  SELLERS' BREACH. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE
          ---------------
TRANSACTIONS HEREIN CONTEMPLATED DO NOT OCCUR AS HEREIN PROVIDED SOLELY BY REASON OF ANY MATERIAL DEFAULT OF SELLERS, OR ANY

OF THEM, PURCHASER AND SELLERS AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH PURCHASER MAY SUFFER. THEREFORE, PURCHASER AND SELLERS DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL DAMAGES THAT PURCHASER WOULD SUFFER IN THE EVENT THAT SELLERS DEFAULT AND FAIL TO COMPLETE THE SALE OF THE PROPERTY IS AND SHALL BE, AS PURCHASER'S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY), EITHER (A) THE RETURN OF THE EARNEST MONEY DEPOSIT (AND ALL ACCRUED INTEREST THEREON), PLUS THE SUM OF TWENTY-FIVE THOUSAND DOLLARS ($25,000), OR (B) SPECIFIC PERFORMANCE. SAID AMOUNT SHALL BE THE FULL, AGREE AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY SELLERS, ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES BEING HEREIN EXPRESSLY WAIVED BY PURCHASER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO PURCHASER PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671, 1676 AND 1677. PURCHASER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 3389. UPON DEFAULT BY SELLERS, THIS AGREEMENT SHALL BE TERMINATED, AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EACH TO THE OTHER, EXCEPT FOR THE RIGHT OF PURCHASER TO COLLECT SUCH LIQUIDATED DAMAGES FROM SELLERS, OR ANY OF THEM.

         /s/                               /s/
         --------------------              -----------------
         PURCHASER'S INITIALS              SELLERS' INITIALS

                                      X.

                                    BROKERS
                                    -------

     SELLERS and PURCHASER each agree to indemnify, protect, defend and hold the other harmless from and against any claims, actions, suits or demands for payment of any commission, finder's fee or other sum initiated by any broker, commission agent or other person which such party or its representatives has engaged or retained or with which it has had discussions concerning, or in connection with, the transaction contemplated by this Agreement or the sale of the Property by SELLERS. Notwithstanding the foregoing, however, SELLERS agree to pay a commission to Grubb and Ellis pursuant to the terms of a separate agreement with Grubb and Ellis.

                                      XI.

                                    NOTICES
                                    -------

     Except as otherwise expressly provided in this Agreement, all notices, requests, demands and other communications hereunder ("Notices") shall be in
                                                       -------
writing and shall be deemed delivered by

(i) hand delivery upon receipt, (ii) registered mail or certified mail, return receipt requested, postage prepaid, upon the third day after deposit into the United States mail, (iii) by confirmed telecopy or facsimile transmission when sent, and (iv) overnight courier (next business day delivery) on the next business day at 12:00 noon, whichever shall occur first, as follows:

          To PURCHASER:         AMERICAN GENERAL HOSPITALITY, INC.
                                Attn: Bruce Wiles, Executive Vice President
                                3860 West Northwest Highway
                                Dallas, TX 75220
                                Telephone:  (214) 352-3330
                                Telecopier:  (214) 351-0568

          With a Copy to:       BATTLE FOWLER, L.L.P.
                                Attn: Peter M. Fass, Esq.
                                75 East 55th Street
                                New York, NY 10022
                                Telephone:  (212) 856-7000
                                Telecopier:  (212) 856-7812

          To SELLERS:           HIHC, LLC
                                c/o Tarsadia Hotels, Attn:  B. U. Patel
                                650 Town Center Drive, Suite 1910
                                Costa Mesa, CA 92626
                                Telephone:  (714) 549-2931
                                Telecopier:  (714) 549-2927

                                RAJNI PATEL
                                18356 Taft Avenue
                                Villa Park, CA 92667

                                ANAND PATEL
                                c/o Days Inn
                                Route 1, Box 70
                                Dillon, SC 29536

          With a Copy to:       LAZOF & COSS
                                Attn:  Edward G. Coss, Esq.
                                4590 MacArthur Boulevard, Suite 390
                                Newport Beach, CA 92660
                                Telephone:  (714) 553-1991
                                Telecopier:  (714) 553-1646

Either party may change the address to which Notices to it are to be sent by giving notice of any such change as herein prescribed.

                                     XII.

                                 MISCELLANEOUS
                                 -------------

     12.1  GOVERNING LAW.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California. If any legal action is necessary to enforce the terms and conditions of this Agreement, the parties hereby agree that the Superior Court of California, County of San Diego, shall be the sole jurisdiction and venue for the bringing of the action.

     12.2  ATTORNEYS' FEES.  If either party hereto shall bring suit or commence
           ---------------
an arbitration proceeding against the other as a result of any alleged breach by the other party of its representations or warranties hereunder or such party's failure to fulfill or perform any of its covenants or obligations in this Agreement or in any deed, assignment, certificate or other instrument delivered pursuant hereto, or retain an attorney in connection with a default hereunder by the other party, then in such event the prevailing party in such action shall, in addition to any other relief granted or ordered by the Court or arbitrator, be entitled to judgment for reasonable attorneys' fees incurred by reason of such action and all costs of suit and those incurred in preparation therefor, at the trial, arbitration and appellate levels.

     12.3  EXHIBITS AND SCHEDULES A PART OF THIS AGREEMENT.  The Exhibits and
           -----------------------------------------------
Schedules attached hereto are incorporated in this Agreement by reference and are hereby made a part hereof.

     12.4  COUNTERPARTS.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instruments.

     12.5  ASSIGNMENT.  PURCHASER may not assign, convey and otherwise transfer
           ----------
all or any part of its interest or rights herein without the prior written consent of SELLERS, which consent may be withheld in SELLERS' sole discretion. Notwithstanding the foregoing, however, PURCHASER may assign and transfer all of its rights and obligations under this Agreement without so requesting SELLERS' prior written consent to an affiliate(s) or subsidiary(ies) thereof; provided, however, that PURCHASER shall not be released of its obligations under this Agreement as a result of any such assignment. Any assignment as permitted in the preceding sentence shall be conditioned upon PURCHASER delivering to SELLERS and Escrow Holder, prior to Closing, written notice thereof, together with a copy of such assignee's organizational and formation documents and instruments, a Certificate of Good Standing for such assignee (if appropriate for the nature of the entity), and copies of the resolutions of PURCHASER and such assignee authorizing such assignment. As a further condition to any such permitted assignment, PURCHASER shall cause its assignee to execute an assignment and assumption agreement of PURCHASER'S obligations under this Agreement (in form and content reasonably and mutually acceptable), and such other documents and instruments as Escrow Holder may reasonably request.

     12.6  IRS - FORM 1099-S.  For purposes of complying with Section 6045 of
           -----------------
the Internal Revenue Code of 1986, as amended, Escrow Holder shall be deemed the "person responsible for closing the transaction" and shall be responsible for obtaining the information necessary to file with the Internal Revenue Service Form 1099-S, "Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions."

     12.7  SUCCESSORS AND ASSIGNS.  Subject to the provisions of Section 12.5
           ----------------------
above, this Agreement shall be binding upon and inure to the benefit of the parties' respective successors and permitted assigns.

     12.8  TIME IS OF THE ESSENCE.  Time is of the essence of this Agreement.
           ----------------------

     12.9  ENTIRE AGREEMENT.  This Agreement, and Exhibits and Schedules and
           ----------------
other documents and instruments attached to or referenced herein, contain all representations and the entire understanding and agreement between the parties hereto with respect to the purchase and sale of the Property, and all prior and contemporaneous understandings, letters of intent, agreements and repre sentations, whether oral or written, are entirely superseded. No amendment of this Agreement shall be binding unless in writing and executed by the parties hereto.

     12.10 FURTHER ASSURANCES.  Whenever and so often as requested by a party,
           ------------------
the other party will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in such requesting party all rights, interests, powers, benefits privileges and advantages conferred or intended to be conferred upon it by this Agreement.

     12.11 WAIVER.  No waiver of any of the provisions of this Agreement shall
           ------
be deemed to constitute a waiver of any other provisions, nor shall any waiver be a continuing waiver.

     12.12 HEADINGS.   The headings of this Agreement are for purposes of
           --------
convenience only and shall not limit or define the meaning of the provisions of this Agreement.

     12.13 RISK OF LOSS.
           ------------

           (a)  RISK OF LOSS. Until the Closing Date, SELLERS shall bear the
                ------------
risk of loss should there be damage to any of the Improvements by fire or other casualty (collectively "Casualty"). If, prior to the Closing Date, any of the Improvements shall be damaged by any Casualty, SELLERS shall promptly deliver to PURCHASER written notice ("Casualty Notice") of such event. Upon PURCHASER'S
                           ---------------
receipt of a Casualty Notice, SELLERS and PURCHASER shall meet promptly to estimate the cost to repair and restore the Improvements to good condition and to replace the damaged Personal Property (the "Estimated Renovation Cost"). If
                                               -------------------------
the parties are unable to agree on the cost of restoration, the matter will be submitted to a duly licensed engineer designated by SELLERS and an engineer designated by PURCHASER, each licenses to practice in the state in which the Land is located, and the engineers shall resolve the dispute. All fees, costs and expenses of the engineers so selected shall be shared equally by SELLERS and PURCHASER. In the event SELLERS' and PURCHASER'S engineers cannot reach an agreement as to Estimated Renovation Cost, the matter shall be submitted for arbitration in accordance with Section 12.17 hereof.

           (b)  MATERIAL LOSS.  If the Estimated Renovation Cost exceeds ten
                -------------
percent (10%) of the Purchase Price, PURCHASER may, at its option, elect to terminate this Agreement by written notice to SELLERS within five (5) days after the date that the Estimated Renovation Cost is determined, in which case the Earnest Money Deposit shall be delivered to PURCHASER, and neither party shall have any further rights or obligations hereunder, except for any continuing indemnity obligations as provided in this Agreement. If PURCHASER fails to timely make its election to terminate this Agreement, then the Close of Escrow shall take place as provided herein without reduction of the Purchase Price, and SELLERS shall assign the insurance proceeds to PURCHASER and pay PURCHASER, at Close of Escrow, the difference between the Estimated Renovation Cost and the amount of insurance proceeds actually paid (or the amount which the insurers agree in writing to pay).

           (c)  NONMATERIAL LOSS. If the Estimated Renovation Cost is ten
                ----------------
percent (10%) or less of the Purchase Price, then, in any such event, PURCHASER shall have no right to terminate this Agreement, but the Closing shall taken place as provided herein without reduction of the Purchase Price, and SELLERS shall assign the insurance proceeds to PURCHASER and pay PURCHASER, at the Close of Escrow, the difference between the Estimated Renovation Cost and the amount of insurance proceeds actually paid (or the amount which the insurers agree in writing to pay).

           (d)  EMINENT DOMAIN.  If, prior to the Close of Escrow, all or
                --------------
substantially all of the Real Property is taken by condemnation or eminent domain, this Agreement shall, upon the giving of notice of such event or of the condemning authorities' intention so to take the Real Property, terminate, and PURCHASER shall receive a full and prompt refund of all sums deposited by them with Escrow Holder and/or SELLERS. If, prior to the Close of Escrow, less than all or substantially all of the Real Property shall be taken by condemnation or eminent domain, then, if any of the foregoing, in PURCHASER'S reasonable opinion, materially impairs the value of the Real Property or any significant interest therein, then PURCHASER shall have the option to (i) accept title to the Real Property subject to such taking, in which event at the Close of Escrow all of the proceeds of any award or payment made or to be made by reason of such taking shall be assigned by SELLERS and UKA to PURCHASER, and any money theretofore received by SELLERS in connection with such taking shall be paid over to PURCHASER, whereupon PURCHASER shall pay the Purchase Price without abatement by reason of such taking, or (ii) terminate this Agreement and receive a full and prompt refund of all sums deposited by PURCHASER with Escrow Holder and/or SELLERS. SELLERS shall not settle, agree to, or accept any award or payment in connection with a taking of less than all of the Real Property without obtaining PURCHASER'S prior written consent in each case, which consent shall not be unreasonably withheld or delayed.

     12.14 BULK SALES LAW.  SELLERS shall cooperate with PURCHASER in compliance
           --------------
with the provisions of the Bulk Sales Law of California. PURCHASER shall pay all costs incurred in the publishing of the Notice of Bulk Sale Transfer.

     12.15 CONSTRUCTION OF AGREEMENT.  In determining the meaning of, or
           -------------------------
resolving any ambiguity with respect to, any word, phrase or provision of this Agreement, no uncertainty or ambiguity shall be construed or resolved against any party under any rule of construction, including the party primarily responsible for the drafting and preparation of this Agreement.

     12.16 TAX DEFERRED EXCHANGE.  SELLERS and PURCHASER (the "Cooperating
           ---------------------                               -----------
Party") each agree to fully cooperate with the other (the "Exchangor")
- -----                                                      ---------
(including cooperation with any Intermediary (as defined hereinbelow) selected by Exchangor) to structure the acquisition of the Property and/or the Real Property as an exchange of property held for productive use in a trade or business or for investment within the meaning of Section 1031 of the Internal Revenue Code of 1986 (as amended), and upon request, Cooperating Party agrees to execute additional escrow instructions, documents, agreements or instruments to effect the exchange; provided, however, that Cooperating Party shall incur no additional costs or expenses in this transaction, or be required to acquire, accept or hold title to any property (other than the Property), as a result of or in connection with any such exchange, unless because of Cooperating Party's default hereunder or under any agreement executed by reason of this Section 12.16.

     Exchangor agrees to indemnify, defend or hold Cooperating Party harmless from and against any and all additional costs, expenses, claims, demands, liabilities, losses, obligations, damages, recoveries, and deficiencies (such categories being collectively referred to herein as "Liabilities") in excess of
                                                     -----------
those Liabilities that Cooperating Party would otherwise have if the transaction contemplated in this Agreement closes as a sale transaction, and that Cooperating Party may incur or suffer, as a result of or in connection with (i) the structuring of the transaction contemplated in this Agreement as an exchange under Internal Revenue Code Section 1031 and/or (ii) the execution of any documents in connection with the exchange. Exchangor's foregoing indemnity shall not indemnify Cooperating Party for any Liabilities arising as a result of or in connection with any default by Cooperating Party under this Agreement or any default by Cooperating Party under any of the documents or agreements entered into by Cooperating Party in connection with the exchange or for any negligence or willful misconduct on the part of Cooperating Party. Exchangor's obligation with respect to Cooperating Party's attorneys' fees involved in the review, documentation and advice concerning exchange documents and transactions shall be limited to reasonable attorneys' fees for each exchange property not to exceed One Thousand Dollars ($1,000) for each exchange property transaction. Implementation of the exchange(s) contemplated in this Section 12.16 shall not be a condition to the Close of Escrow.

     Exchangor, at its election, may substitute for any one or more of them, one or more persons or entities ("Intermediary") as a party(ies) to the Escrow and
                              ------------
this Agreement, in which event the Intermediary shall assume and perform the obligations of Exchangor under this Agreement (but without the release of liability of Exchangor for such performance), and Cooperating Party agrees to accept the performance by Intermediary and shall tender its performance to Intermediary.

     12.17 ARBITRATION.  Except in connection with actions or claims for
           -----------
equitable relief and/or remedies, PURCHASER and SELLERS agree that any controversy or dispute arising from or in connection with this Agreement, its interpretation, performance or termination, shall, upon demand of a party hereto, be submitted to and decided by binding arbitration. The arbitration shall be conducted pursuant to Part 3, Title 9, of the California Code of Civil Procedure Sections 1280-1288.8, inclusive. Discovery, including depositions for the purpose of discovery, shall be broadly permitted, and the provisions of the Code of Civil Procedure Section 1283.05 shall apply. Any demand to arbitrate shall be deemed to have been made on the date actually received by the party upon whom it is served and, for purposes of the statute of limitations, shall have the same effect as if suit had been filed on the date the demand is made. The arbitration shall occur in Orange County, California, before a single retired or former judge of the Superior Court of the State of California, or the Court of Appeals of the State of California. The parties shall agree upon an arbitrator within ten (10) days after the demand is made, and if the parties fail to so agree, then any of them may apply to the court for an Order appointing an arbitrator meeting the requirements of this Section. The arbitrator's decision shall be rendered within ninety (90) days after the hearing, and the decision of the arbitrator shall be final and binding and shall be subject to confirmation, correction or vacation in accordance with the provisions of the Code of Civil Procedure Sections 1285-1287.4, inclusive. Any application, petition, or other proceeding (i) to enforce the award or the provisions of this Agreement, (ii) to the extent that the arbitrator does not have the power or authority to resolve or grant the release sought, and/or (iii) for provisions or equitable relief pending appointment of the arbitrator (should a party elect to proceed to obtain equitable relief through the arbitration process set forth herein), shall be commenced in the appropriate state or federal court having jurisdiction in Orange County, California, and the parties hereby consent to jurisdiction and venue of such courts.

     12.18 NO PUBLIC DISCLOSURE.  Prior to the Close of Escrow, neither SELLERS
           --------------------
nor PURCHASER shall make no public disclosure of the terms of this transaction without the prior written consent of the other.

     12.19 COVENANTS, REPRESENTATIONS AND WARRANTIES.  All of the covenants and
           -----------------------------------------
agreements of SELLERS and PURCHASER set forth in this Agreement shall survive the Close of Escrow. All of the representations and warranties of Sellers and Purchasers set forth in this Agreement shall survive the Close of Escrow for a period of one (1) year, and shall not merge into any deed, assignment or other instrument executed or delivered hereunder. By proceeding with the closing of the sale transaction, SELLERS and PURCHASER shall be deemed to have waived, and so covenant to waive, any claims of defaults or breaches by the other party under this Agreement, and any other document or instrument executed by the other party in connection with this transaction, of which the waiving party was aware prior to the Close of Escrow for which the other party shall have no liability.

                                     XIII.

                                   EXECUTION
                                   ---------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the 18th day of April, 1996.

                              SELLERS:
                              -------

                              HIHC, LLC, a California limited liability company

                              BY: /s/ B.U. Patel
                                 ----------------------------------------
                                 B. U. PATEL, Its Member

                              /s/ Rajni Patel
                              --------------------------------------------
                              RAJNI PATEL

                              /s/ Anand Patel
                              ---------------------------------------------
                              ANAND PATEL

                              PURCHASER:
                              ---------

                              AMERICAN GENERAL HOSPITALITY, INC.,
                              a Texas corporation

                              BY: /s/ American General Hospitality, Inc.
                                 -----------------------------------------




ESCROW HOLDER HEREBY ACKNOWLEDGES
AND AGREES TO THE ESCROW INSTRUC-
TIONS SET FORTH IN THIS AGREEMENT.

HERITAGE ESCROW COMPANY OF ORANGE COUNTY

BY: /s/ Janet Tilbury
   -----------------------------------
   JANET TILBURY, Escrow Officer